UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the  Registrant
Check the appropriate box:
 [X] Preliminary Proxy Statement
 [ ] Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
     14a-6(e)(2))
 [ ] Definitive Proxy Statement
 [ ] Definitive Additional Materials
 [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                  SWIFT ENERGY OPERATING PARTNERS 1993-B, LTD.
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 [ ] No fee required.
 [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies: SWIFT DEPOSITARY INTERESTS
     2) Aggregate number of securities to which transaction applies:
     ---------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ESTIMATED VALUE OF ASSETS TO BE SOLD IS BASED UPON DISCOUNTED PRESENT VALUE OF OIL AND GAS
                             RESERVES OF $2,187,547
     4) Proposed maximum aggregate value of transaction:
     5) Total fee paid:  $437.51
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
     2) Form, Schedule or Registration Statement No.:
     3) Filing Party:
     4) Date Filed:

                                January 12, 2000


Dear Investor:

     As your Managing General Partner, Swift Energy Company believes that it is time to liquidate and dissolve your partnership, SWIFT ENERGY OPERATING PARTNERS 1993-B, LTD. Enclosed is a proxy statement and related information concerning a proposal to sell all of your partnership's oil and gas assets and dissolve the partnership. Investors holding at least a majority of the outstanding depositary interests must approve this proposal before we can proceed with the sale and dissolution. It is important that you review the enclosed materials before voting on the proposal, which you may vote "FOR" or "AGAINST."

     We recommend that you vote "FOR" the proposed sale and dissolution for a number of reasons. The partnership's remaining cash flow and assets do not justify continued operations. No capital is available for enhancement or development activities on the partnership's properties. To continue operation of the partnership means that direct and administrative expenses, as well as the cost of operating the properties, will continue while revenues decrease. This probably would decrease funds ultimately available to you and other investors in your partnership. Approving the sale of the partnership's property interests at this time will accelerate your receipt of the remaining cash value of the partnership's property interests, while avoiding the risk of continued and extreme volatility of oil and gas prices, as well as inherent geological, engineering and operational risks. We believe that recent short-term recovery in natural gas and oil prices makes this an appropriate time to sell the partnership's property interests, based upon this price recovery increasing the potential value of these assets. See, "The Proposal--Reasons for the Proposal" and "The Proposal --Recommendation of the Managing General Partner."

     Also included in this package is the most recent financial and other information prepared regarding your partnership. If the proposal is approved by a majority vote of the investors in the partnership, you will receive a cash distribution upon liquidation of the partnership. If you need any additional material or have questions regarding this proposal, please feel free to call us at (800) 777-2750.

     We urge you to vote immediately because your vote is important in reaching a quorum and is necessary to have an effective vote on this proposal. You may vote by toll-free telephone or by mailing a traditional proxy card in the enclosed postage-paid envelope addressed to us. Thank you very much.

                                            SWIFT ENERGY COMPANY,
                                            Managing General Partner



                                            A. Earl Swift
                                            Chairman

                  Swift Energy Operating Partners 1993-B, Ltd.
                        16825 Northchase Drive, Suite 400
                              Houston, Texas 77060
                                 (281) 874-2700

                  NOTICE OF SPECIAL MEETING OF INTEREST HOLDERS
                          To be held February 29, 2000


     Notice is hereby given that a special meeting of interest holders of Swift Energy Operating Partners 1993-B, Ltd. will be held at 16825 Northchase Drive, Suite 400, Houston, Texas, on February 29, 2000 at 4:00 p.m. Central Time for the following purposes:

    1. To consider and vote upon the adoption of a proposal for the sale of substantially all of the assets of the partnership and the winding up and dissolution of the partnership. The asset sale and the dissolution comprise a single proposal, and a vote in favor of the proposal will constitute a vote in favor of each of these matters;

    2. To grant authority to extend the solicitation period in the event the meeting is postponed; and

    3. To transact such other business as may be properly presented at the special meeting or any adjournments or postponements thereof.

     Only interest holders of record as of the close of business on January 10, 2000 will be entitled to notice of and to vote at the special meeting, or any postponement or adjournment thereof.

     If you do not expect to be present in person at the special meeting or prefer to vote in advance, you may vote your interest by toll-free telephone. Please see the accompanying instruction page for more details on voting by telephone. You may also vote your interest by completing, signing and returning the enclosed proxy in the enclosed postage-paid envelope which has been provided for your convenience. Early voting or the prompt return of the proxy will ensure a quorum and save the partnership the expense of further solicitation.

                                               SWIFT ENERGY COMPANY
                                               Managing General Partner



                                               JOHN R. ALDEN
                                               Secretary


January 12, 2000

Preliminary Proxy Statement
January 12, 2000



                  SWIFT ENERGY OPERATING PARTNERS 1993-B, LTD.


     Swift Energy Company, "Swift," in its capacity as Managing General Partner of Swift Energy Operating Partners 1993-B, Ltd., a Texas limited partnership, is calling a special meeting of investors in the partnership to vote on a proposal to sell all of the partnership's oil and gas assets and dissolve the partnership.

     SWIFT RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL. The special meeting will be held on February 29, 2000 in Houston, Texas. Whether or not you plan to attend the meeting, please vote by following the instructions under "Voting on the Proposal" and on the enclosed pink voting instruction sheet.

     The  proposal  is  subject  to  numerous  risk  factors,   including  those
highlighted below:

    o The methods and timing of sale may not result in the highest possible price for the partnership's oil and gas assets.

    o     The  terms  of the  proposal  may not be fair  because  they  were not
          negotiated  by  an  independent   representative   on  behalf  of  the
          investors.

    o Investors may forego profit from future increases in oil and gas prices or other events that might be realized by the purchaser of these oil and gas assets, which may include Swift if the other methods of sale fail.

    o Substantial conflicts of interest exist if the proposal is approved, the other methods of sale fail and Swift elects to purchase some or all of the partnership's oil and gas assets from the partnership.

    o     Investors will have no appraisal or dissenters' rights.

    o     No fairness opinion is being provided for any sale of assets to Swift.

SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR A MORE COMPLETE DISCUSSION OF RISK FACTORS THAT SHOULD BE CONSIDERED BY INVESTORS IN DETERMINING HOW TO VOTE ON THE PROPOSAL.



                    This proxy statement was first mailed to
                         investors on January 14, 2000.


                                           TABLE OF CONTENTS

                                                                                              Page No.

SUMMARY  ............................................................................................1
         Proposal to Sell the Partnership's Oil and Gas Assets.......................................1
                  Methods of Sale....................................................................1
                  Liquidation of the Partnership if the Proposal is Approved.........................1
                  Purpose and Effect of the Proposal.................................................2
                  Reasons for the Proposal...........................................................3
                  Consideration of Alternative Transactions..........................................3
                  Federal Income Tax Consequences....................................................3
         Managing General Partner's Recommendation...................................................4
         Partnership Principal Assets................................................................4
         Special Factors Related to Possible Purchase of Properties by Swift.........................4
                  Appraiser to Set Fair Market Value.................................................4
                  Purpose and Effect of Possible Property Purchase by Swift..........................5
                  Reasons for Possible Sale of Property Interests to Swift...........................5
                  Conflicts of Interest..............................................................5
                  Fairness of any Possible Purchase of Property Interests by Swift...................5
                  Benefits to Swift..................................................................6

SPECIAL FACTORS RELATED TO POSSIBLE PURCHASE
          OF PROPERTIES BY SWIFT.....................................................................7
         Reasons for Inability to Sell Assets to Third Parties.......................................7
         Purchase Price Based on Appraisal...........................................................7
         Methodology of Determining Fair Market Value................................................8
         Findings and Recommendations of the Appraiser...............................................9
         Qualifications of Appraisers................................................................9
         Prior Relationships between the Appraisers, the Partnerships and Swift.....................10
         Purpose and Effect of Possible Property Purchase by Swift..................................10
         Reasons for Possible Sale of Property Interest to Swift....................................11
         Conflicts of Interest......................................................................11
         Fairness of any Possible Purchase of Property Interests by Swift...........................11
         Benefits to Swift..........................................................................12

RISK FACTORS........................................................................................13
         You might receive less money if the proposal is approved...................................13
         The sales prices for the partnership's oil and gas assets may be too low...................13
         You will have no opportunity to approve the specific terms of sales........................13
         You may not realize full value for non-producing reserves..................................13
         If the partnership's companion partnership does not approve its proposal, the partnership may not be able to sell its property interests........................14
         The amount of the liquidating distributions is uncertain...................................14
         You will have no appraisal or dissenters' rights...........................................14
         Conflicts of interest may harm you.........................................................14
         No fairness opinion will be acquired.......................................................14



                                        i




         No independent representative will be retained for investors...............................14

THE PROPOSAL........................................................................................15
         General  ..................................................................................15
         The Meeting................................................................................15
         Proposal to Sell the Partnership's Oil and Gas Assets......................................15
         Timing of Asset Sales if the Proposal is Approved..........................................17
         Simultaneous Proposals.....................................................................17
         Consequences of the Partnership not Approving the Proposal.................................17
         Purpose and Effect of the Proposal.........................................................18
         Reasons for the Proposal...................................................................19
                  Declining Reserves and Production Lead to
                           Lower Revenues and Cash Flow.............................................19
                  Decreasing Cash Flow While Expenses Continue;
                           Greater Exposure to Price Volatility.....................................19
                  Declining Cash Distributions......................................................20
                  Non-Producing Reserves............................................................20
                  Absence of Additional Capital for Development.....................................20
         Comparison of Investors' Estimated Cash Distributions
                  from Proposed Property Sales Versus Continuing Operations.........................20
         Consideration of Alternative Transactions..................................................22
         Lack of Independent Representation.........................................................23
         Steps to Implement the Proposal............................................................23
         Estimated Selling Costs....................................................................24
         Recommendation of the Managing General Partner.............................................24

VOTING ON THE PROPOSAL..............................................................................26
         Vote Required; Principal Holders...........................................................26
         Proxies; Revocation........................................................................26
         Solicitation...............................................................................26
         No Appraisal or Dissenters' Rights Provided................................................27

THE PARTNERSHIP.....................................................................................28
         General  ..................................................................................28
         Manner of Acquiring Properties and Creation of Net Profits Agreement.......................28
         Principal Assets...........................................................................28
         Partnership Business And Financial Condition...............................................30
                  Amounts Invested and Cash Distributions...........................................30
                  Effect of Prices..................................................................30
         Cash Distributions.........................................................................34
         Transactions Between Swift and the Partnership.............................................34
         Fiduciary Responsibility...................................................................35
         No Trading Market..........................................................................36
         Investor Lists.............................................................................36
         Books and Records..........................................................................36
         Approvals..................................................................................36
         Legal Proceedings..........................................................................36



                                       ii




FEDERAL INCOME TAX CONSEQUENCES.....................................................................37
         General  ..................................................................................37
         Taxable Gain or Loss Upon Sale of Properties...............................................37
         Liquidation of the Partnership.............................................................38
         Capital Gains Tax..........................................................................38
         Passive Loss Limitations...................................................................39

FORWARD-LOOKING STATEMENTS..........................................................................40

OTHER MATTERS.......................................................................................41
         Accountants................................................................................41
         Incorporation by Reference.................................................................41

GLOSSARY OF TERMS...................................................................................41

OTHER BUSINESS......................................................................................43

FORM OF PROXY.......................................................................................44


                               DOCUMENTS INCLUDED

Included with this proxy statement are the following documents:

    o The partnership's Annual Report on Form 10-K for the year ended December 31, 1998.

    o The partnership's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999.

    o A reserve report dated February 4, 1999, prepared as of December 31, 1998, and audited by H. J. Gruy & Associates, Inc., independent petroleum engineers, on the investors' portion of the partnership's oil and gas reserves.

                                     SUMMARY

     This summary highlights selected information from this proxy statement, but may not contain all of the information that is important to you. This proxy statement includes specific terms of the proposal, information about the partnership and its financial status. We encourage you to read this proxy statement, including the "Risk Factors" section, the attachments and the documents incorporated by reference before making a decision on how to vote on the proposal.

PROPOSAL TO SELL THE PARTNERSHIP'S OIL AND GAS ASSETS

         Methods of Sale

     Swift is submitting this proxy statement to you to ask your approval of a proposal to sell all of the partnership's oil and gas assets. Currently there are no buyers for the partnership's oil and gas assets and the prices at which these assets may be sold have not yet been determined. Swift anticipates these property interests will be sold in multiple transactions, in one of three ways:

    o PUBLIC AUCTION--The most likely method of sale will be through auctions conducted by The Oil & Gas Asset Clearinghouse or a similar auction company. Swift may set a minimum bid price for the sale of larger property interests and the highest bid over the minimum bid price from an unaffiliated third party, if any, will be accepted. Swift will not bid on property interests offered at these public auctions.

    o NEGOTIATED SALES--Some of the property interests may be sold by Swift directly contacting one or more oil and gas companies and negotiating sales prices and terms with them. Often the operator of a property or another owner of an interest in a field is the most likely purchaser. The price at which a property interest is offered or sold through negotiations may be higher or lower than any minimum bid set in an earlier unsuccessful auction attempt.

    o     IF  OTHER  METHODS  OF  SALE  FAIL,  APPRAISAL  AND  POSSIBLE  SALE TO
          SWIFT--If Swift is unable to sell one or more property interests to third parties through public auctions or by direct negotiation, then Swift may purchase those property interests. If Swift purchases any property interests, the purchase price will be the higher of the appraised value or the minimum bid price set at the most recent auction.

         Liquidation of the Partnership if the Proposal is Approved

     The partnership owns working interests in producing oil and gas properties in which its companion partnership owns the non-operating interest, typically a net profits interest. The companion partnership is another partnership managed by Swift and formed at the same time. For a more detailed discussion of the relationship between these two partnerships, see "The Partnership --General" and "-- Manner of Acquiring Properties and Creation of Net Profits Agreement." The partnership and its companion partnership are voting separately on similar proposals to each sell all of their oil and gas assets and dissolve. If the partnership and its companion partnership each approve their proposal, both partnerships will sell all of their assets, wind up their businesses and dissolve. The partnerships will receive cash for their oil and gas assets. The investors will receive liquidating cash distributions in amounts relative to their respective percentage ownership interests in the partnership. If the proposal of the companion partnership is rejected by its investors, both partnerships will probably continue to operate, even if your partnership approves the proposal. See, "The Proposal--Purpose and Effect of the Proposal" and "--Simultaneous Proposals."

         Purpose and Effect of the Proposal

     The purpose of the proposal is to provide for the sale of the partnership's oil and gas assets because Swift as Managing General Partner believes that it is time that the business of the partnership be concluded. The proposed methods of sale are intended to maximize the prices received upon sale of the partnership's oil and gas assets. By selling its property interests and dissolving, the partnership will avoid future expenses and costs and exposure to the extreme volatility of oil and gas prices, as well as inherent geological, engineering and operational risks.

     The sales proceeds will be used to make final liquidating distributions to the partners in the partnership and the partnership will be dissolved. This liquidating distribution will result in the acceleration of the cash distribution to investors of the remaining value of the partnership's property interests. However, investors in the partnership are not expected to receive a full return of their initial investment. As of September 30, 1999, investors had received aggregate distributions of $0.46 per $1.00 SDI. See, "The Proposal--General" for definition of "SDI."

     Based on December 31, 1998 reserves estimates, assuming prices remain constant at year-end levels of $10.25 per barrel of oil and $2.00 per MMBtu of gas, Swift estimates that investors' liquidating distributions will range from $0.14 to $0.19 per $1.00 SDI. Using these same reserve estimates, if the partnership continues operations over a projected 38 years until depletion of its reserves, Swift estimates that the present value of all future cash distributions to investors, discounted at 10% per annum, would be $0.18 per $1.00 SDI.

     On the other hand, based on December 31, 1998 reserves estimates rolled forward to September 30, 1999 by adjusting for production and minor property sales and using September 30, 1999 constant prices of $22.00 per barrel of oil and $2.60 per MMBtu of gas, rather than year-end 1998 prices, Swift estimates that investors' liquidating distributions will range from $0.24 to $0.34 per $1.00 SDI. Using these same assumptions, if the partnership continues operations until depletion of its reserves, Swift estimates the present value of all future cash distributions to investors, discounted at 10% per annum, would be $0.33 per $1.00 SDI. See, "The Proposal--Comparison of Investors' Estimated Cash

Distributions from Proposed Property Sales versus Continuing Operations" for discussion of how these numbers were determined.

         Reasons for the Proposal

     Swift believes that the continuation of the partnership's operations is no longer justified and that it is in the best interest of investors to liquidate and dissolve the partnership at this time because:

    o     the  inherent  decline  over  time in oil and gas  produced  from  the
          partnership's   property  interests  leads  to  decreasing  levels  of
          revenues and cash flow;

    o this decline in production is compounded by the absence of additional capital to further develop the partnership's property interests;

    o both of the above factors have led to declining cash distributions to investors;

    o because the majority of the partnership's reserves have been produced, oil and gas price increases are not likely to materially change investors' overall return on investment, although Swift believes that recent price increases make this an opportune time to sell properties; and

    o while revenues and distributions decrease, costs continue, including taxes, oil field overhead and operating costs, and direct expenses such as audits, reserve reports and tax returns.

         Consideration of Alternative Transactions

     Swift gave consideration to a number of different alternatives before submitting the proposal to you for approval, including:

    o     the continued operation of the properties for a longer period; and

    o a proposed sale to Swift during 1998 of the partnership's assets, along with the oil and gas assets of 62 other partnerships also managed by Swift.

See, "The Proposal--Consideration of Alternative Transactions" for the reasons these alternatives were not pursued.

         Federal Income Tax Consequences

     Investors that are subject to federal income tax are expected to realize and recognize taxable gain or loss, or a combination of both gain and loss on the sale of partnership property and the liquidation of the partnership. For a more complete discussion of the federal income tax consequences of a sale of properties and partnership dissolution, see "Federal Income Tax Consequences."

MANAGING GENERAL PARTNER'S RECOMMENDATION

     Swift, in its capacity as Managing General Partner of the partnership, recommends that investors of the partnership vote "FOR" the proposal. Swift believes the terms of the proposal, even if Swift should purchase some of the partnership's property interests, are fair to investors. See, "Special Factors Related To Possible Purchase of Properties by Swift--Fairness of any Possible Purchase of Property Interests by Swift" below. This recommendation should be evaluated in light of the significant conflicts of interest which exist by virtue of the Managing General Partner's fiduciary obligations to the investors in the partnership, and the possibility that Swift may purchase some of the partnership's oil and gas assets if the other methods of sale fail.

PARTNERSHIP PRINCIPAL ASSETS

     The partnership's most significant property interests are in the following fields:

    o Second Bayou Field in Cameron Parish Louisiana, which is largely a gas field operated by Fina Oil and Chemical, with approximately 54% of the value of the partnership's year-end 1998 proved reserves; and

    o Green Branch Field in McMullen County, Texas, which is principally a gas field operated by Swift and Vintage Petroleum, representing approximately 26% of the value of the partnership's year-end 1998 proved reserves.

SPECIAL FACTORS RELATED TO POSSIBLE PURCHASE OF PROPERTIES BY SWIFT

     In the event Swift is unable to sell some or all of the partnership's property interests through auctions or private negotiated sales, Swift may purchase those property interests.

         Appraiser to Set Fair Market Value

     Under the limited partnership agreement, any property interest Swift purchases from the partnership must be purchased at its fair market value, as determined by an independent third party appraiser. J. R. Butler & Company or H.
J. Gruy & Associates, Inc., or a similar independent appraiser, will perform these appraisals as of a date within 90 days before any sale to Swift. However, if these property interests have been offered at auction within the prior six months with a minimum bid price, and the minimum bid price at the most recent auction is higher than the appraisal, then if Swift purchases these property interests, Swift will do so for the higher minimum bid amount. The sections of this proxy statement appearing below under "Special Factors Related to Possible Purchase of Properties by Swift" beginning on page 7 contain detailed information on the following topics:

    o "--Methodology of Determining Fair Market Value" discusses the selection of appraisers, the procedures the appraisers will follow and the fact that the appraisers will determine the purchase price independent of any instructions or limitations from Swift;

    o     "--Qualifications   of   Appraisers"   presents   information  on  the
          background and experience of H.J. Gruy and J.R. Butler; and

    o "--Prior Relationships between the Appraisers, the Partnerships and Swift" provides details regarding prior work performed by each of H.J. Gruy and J.R. Butler for the partnership, Swift and other partnerships managed by Swift, and the fees paid for that work.

         Purpose and Effect of Possible Property Purchase by Swift

     Any sale of a property interest to Swift will have the same purpose and effect as the sale of the partnership's oil and gas assets to third parties. See, "The Proposal--Purpose and Effect of the Proposal." The failure to sell partnership properties to third parties at auction or in a negotiated sale may leave purchase by Swift as the only method to enable the partnership to realize the full value of its property interests and to wind up its affairs. A sale to Swift rather than to a third party will not affect the federal income tax consequences to either the partnership or investors. See, "Federal Income Tax Consequences--Taxable Gain or Loss Upon Sale of Properties."

         Reasons for Possible Sale of Property Interests to Swift

     Swift may be in a position to purchase properties for prices third parties are unwilling to pay, principally because of Swift's intimate familiarity with the partnership's properties through Swift's management of those properties on behalf of the partnership for many years. Because of this familiarity, Swift is also able to evaluate the risks of a property purchase in a way not available to an informed third party otherwise unfamiliar with the property, which lack of familiarity may lead the third party to discount its purchase price to a greater degree.

         Conflicts of Interest

     If the other methods of sale fail and Swift elects to buy any property interests from the partnership, substantial conflicts of interest exist because of Swift's position as Managing General Partner of the partnership while also being a potential purchaser of some or all of the partnership's property interests. See, "Special Factors Related to Possible Purchase of Properties by Swift--Conflicts of Interest."

         Fairness of any Possible Purchase of Property Interests by Swift

     Swift believes on its own behalf and on behalf of the partnership that the proposed method of any sale of partnership property interests to Swift, if they are not sold to third parties, is fair to investors for the reasons set out under "Special Factors Related to Possible Purchase of Properties by Swift--Fairness of any Possible Purchase of Property Interest by Swift," including:

    o The sale of property interests to Swift may take place only if Swift is unable to sell the property interests to unaffiliated third parties; and

    o The property interests may be sold to Swift only for the higher of an independent petroleum engineer's appraised value or any minimum bid price set on the property interests at the most recent auction.

     Although the proposal to sell the partnership's assets must be approved by a majority of investors, without Swift voting any SDIs it owns, no unaffiliated representative was appointed by Swift's independent directors to determine the fair market value for any such sale to Swift or to set the procedures by which that fair market value will be determined.

         Benefits to Swift

     Swift will share in the benefits to investors of liquidating the partnership's assets through both its general partner's interest and its ownership of 0.78% of outstanding SDIs that Swift acquired through repurchase from investors. Swift will receive the same proportionate value for its interest in the partnership as investors. If Swift purchases any of the property interests, it may profit through a return on capital used to purchase those assets and invest in their development. By purchasing property interests in fields in which Swift acts as operator, Swift may be able to maintain its position as operator on those properties. If so, Swift would continue to receive operating fees as operator of those properties. See, "Special Factors Related to Possible Purchase of Properties by Swift--Benefits to Swift."

                  SPECIAL FACTORS RELATED TO POSSIBLE PURCHASE
                             OF PROPERTIES BY SWIFT

REASONS FOR INABILITY TO SELL ASSETS TO THIRD PARTIES

     If the effort to sell some or all of the partnership's property interests to nonaffiliated third parties through public auction or private negotiations fails, Swift may purchase these property interests. Swift may be unable to sell some of the partnership's property interests to third parties for a variety of reasons, including:

    o     lack of demand for small, non-operated interests;

    o difficulty in selling non-operated interests because of lack of control;

    o     failure to receive the minimum bid price at public auction;

    o the unwillingness of the operator, the most likely purchaser, to buy or pay full price for small interests in a well or field in which it has a predominant interest;

    o     litigation or potential litigation;

    o     title problems affecting a property;

    o     gas balancing deficits;

    o     environmental clean-ups or the prospect of same; or

    o the highest bidder backing out of or refusing to close a purchase, including unwillingness to agree to a reasonable sales contract.

     Property interests may also be conveyed to Swift or the operator of a property for no consideration if such interests cannot be sold to third parties and it is determined that there is minimal or negative value to such interests. The determination to convey property interests for no consideration will be made by Swift, in its sole discretion, immediately prior to the final liquidation of the partnership. It is anticipated that this will occur only if the partnership's share of the costs of plugging and abandoning a well are expected to exceed its anticipated revenues from the well, based upon the value of its interest in reserves in the ground.

PURCHASE PRICE BASED ON APPRAISAL

     Pursuant to the limited partnership agreement, any property interest Swift purchases from the partnership must be purchased at its fair market value as determined by an independent third party appraiser. J. R. Butler & Company or H.
J. Gruy & Associates, Inc., independent petroleum engineers, or a similarly qualified appraiser, will render these appraisals within 90 days before any sale to Swift. However, if these property interests have been offered at auction within the prior six months with a minimum bid price, and the minimum bid price is higher than the appraisal, then if Swift purchases these property interests, Swift will do so for the higher minimum bid amount. In comparing appraisal and minimum bid prices, it may be necessary to adjust either the appraised price or minimum bid price to take into account any different effective dates for the two values. Any adjustment will be made by deducting from the earliest effective date the production revenues for the interim period between the two effective dates.

METHODOLOGY OF DETERMINING FAIR MARKET VALUE

     The appraisers were chosen by Swift acting in its capacity as Managing General Partner of the partnership. H.J. Gruy and J.R. Butler are the same appraisers selected during 1998 by the Special Transactions Committee of the Swift board of directors to determine the price at which properties of the partnership and other partnerships might be purchased by Swift in an alternate transaction considered during 1998 but never completed. See, "The Proposal--Consideration of Alternative Transactions."

     The appraisers will analyze data, apply economic factors, review current market conditions and determine the fair market values of any partnership property interests they appraise. Typically, the evaluation of proved producing properties reduces the discounted future net cash flows before federal income tax to a fair market value by applying a discount for the risk associated with the purchase. Finally, any appraised value will be adjusted for individual field risks or risk adjustments of proved developed non-producing reserves and proved undeveloped reserves. For proved developed non-producing and proved undeveloped reserves, the risk adjustments are generally more severe due to the necessity of making a capital investment to produce those reserves and the risks that the operations funded by that investment will not be successful.

     The appraisers will use basic evaluation data provided principally by the Managing General Partner, including ownership data, logs, maps, production data, tests, technical information, estimates of drilling, completion and workover costs and operating costs. The appraisers will prepare their own evaluation of reserves and subsequently review Swift's reserve evaluation to determine the basis for significant differences. It is expected that the appraiser will use pricing based on current economic conditions based on the particular appraiser's experience and knowledge of the marketplace. This experience often includes a canvas of recent sales in the marketplace or a survey of recent active purchasers of properties. It is expected that the appraisers will choose escalated pricing, projected operating costs and future capital expenditure assumptions based in part upon information from banks, oil and gas industry sources, the U.S. government and other oil and gas companies which acquire producing properties.

     It is customary for Swift to provide information on operating expenses and taxes, which the appraisers then adjust if deemed necessary. Estimates of future net cash flow typically include revenues expected to be realized from the sale of the estimated reserves after deduction of royalties, ad valorem and production taxes, direct operating costs, and required capital expenditures, when applicable. Future net cash flow is typically determined before the deduction of federal income tax. Lastly, it is expected that the appraisers will prepare value estimates by applying qualitative risk adjustments considered by them to be appropriate for the various reserve categories. These qualitative risk adjustments include factors such as the strength of the marketplace, the aggressiveness of purchasers, competition for property of a particular type and location and rates of return.

     Appraisals of the fair market value of property interests are not exact quantities. Future conditions may affect the recovery of estimated reserves and revenue, and all categories of reserves may be subject to revision and/or reclassification as more recent production and well data become available. Furthermore, any oil or gas reserve estimate or forecast of production and income is a function of engineering and geological interpretation and judgment and such estimates should be viewed with the understanding that additional information obtained subsequent to a study may justify revisions which could increase or decrease the original estimates of reserves and value.

     Swift will not instruct the appraiser as to reserve quantities, pricing, cost or other economic factors or methods, or the assessment of reserves characteristics, nor will Swift limit the scope of the appraiser's investigation for purposes of preparing any appraisal. Swift will not direct or provide any information to the appraiser as to the amount of consideration to be paid to the partnership for any property interest. The amount to be paid by Swift to purchase any property from the partnership will be the fair market value determined by the appraiser, rather than by Swift, unless a recent auction minimum bid price is higher. The appraiser will not opine on the fairness of the transaction to investors, and no separate report or opinion will be provided regarding the fairness to investors of the price at which any property interests are sold to Swift.

FINDINGS AND RECOMMENDATIONS OF THE APPRAISER

     The report of the appraiser as to the fair market value of any property proposed to be purchased by Swift will be provided to the partnership within 90 days before any sale to Swift. Copies of this report will be available upon written request and without charge from Ms. Betty Tucker, Investor Relations Department, Swift Energy Company, 16825 Northchase Blvd., Suite 400, Houston, TX 77060, telephone number (281) 874-2750. The report shall also be available for inspection and copying at the same address during regular business hours by any investor or investor's representative who has been so designated in writing.

QUALIFICATIONS OF APPRAISERS

     H.J. Gruy and Associates, Inc. is a recognized international oil and natural gas consulting firm offering services and expertise in all facets of the petroleum industry. Gruy's history began with its founding in 1950 by the current Chairman, H.J. Gruy. The firm has experience in activities that are particularly pertinent to independent determinations of oil and gas reserves, production forecasts, and economic analyses. The Gruy client base includes public and private oil and gas companies, financial institutions, government agencies, and various professional advisors. Gruy has extensive experience evaluating reserves in all of the areas where the partnership owns property interests. Gruy has completed over 20,000 assignments for more than 500 clients. These assignments have involved work in every producing area of the world.

     J. R. Butler & Company is an established worldwide oil and gas consulting firm organized in 1948 by Mr. J. R. Butler, Sr. and has been headquartered in Houston, Texas since its founding. Butler has extensive experience in reserves estimation, property evaluation, formation evaluation, petrophysical support for geophysical and exploration geology, drilling operations, production surveillance, unitization and design and supervision of workovers. Over the last 20 years, Butler has performed projects for more than 350 clients, which include law firms, financial institutions, oil and gas operators, research/academic institutions, service companies, individual investors and government bodies, and has been involved with more than 150 major consulting projects involving evaluation of U.S. oil and gas properties. Approximately 60% of Butler's work in 1998 was devoted to property evaluations. Butler administered and analyzed the annual "Evaluation Parameters Survey" for the Society of Petroleum Evaluation Engineers ("SPEE") during the first 15 years of its publication from 1982 to 1996.

PRIOR RELATIONSHIPS BETWEEN THE APPRAISERS, THE PARTNERSHIPS AND SWIFT

     H. J. Gruy has audited the reserve evaluations for the partnership, other partnerships managed by Swift and Swift since their respective inceptions. In 1997, Butler prepared an appraisal of the value of the oil and gas assets of seven partnerships, which was the price for which Swift purchased those assets in 1998. In addition, in 1998 both Butler and Gruy provided appraisals of the fair market values of the property interests owned by 63 limited partnerships managed by Swift. These appraisals of the fair market values of properties owned by the 63 partnerships prepared by Gruy and Butler were ultimately not used, as the proposed transaction was canceled due to market conditions. The amount paid to Gruy over the two years and nine months ended September 30, 1999 by Swift and its affiliates was $126,390. Over the same period, approximately $268,616 has been paid by Swift and its affiliates to Butler. Neither of the appraisers nor any of their personnel have any direct or indirect interest in Swift or the partnership, and the appraisers' compensation will not be contingent upon the results of their appraisals.

PURPOSE AND EFFECT OF POSSIBLE PROPERTY PURCHASE BY SWIFT

     Any sale of a property interest to Swift will have the same purpose and effect as the sale of the partnership's oil and gas assets to third parties. See, "The Proposal-Purpose and Effect of the Proposal." Swift's possible purchase would be necessitated by the inability to sell partnership properties to third parties at auction or in negotiated sales and may leave purchase by Swift as the only method to enable the partnership to realize the full value of its property interests and to wind up its affairs. A sale to Swift rather than to a third party will not affect the federal income tax consequences to either the partnership or investors. See, "Federal Income Tax Consequences--Taxable Gain or Loss Upon Sale of Properties."

REASONS FOR POSSIBLE SALE OF PROPERTY INTEREST TO SWIFT

     Swift may be in a position to purchase properties for prices third parties are unwilling to pay principally because of Swift's intimate familiarity with the partnership's properties through its management of those properties on behalf of the partnership for many years. Because of this familiarity, Swift may better understand and be comfortable with the risks of a property purchase in a way not available to an informed third party not otherwise familiar with a property, which lack of familiarity may lead the third party to discount its purchase price to a greater degree.

     In addition to the reasons discussed above for sale of all of the partnership's assets and the partnership's liquidation, the possible sale of property interests to Swift has been structured to comply with the partnership's limited partnership agreement, which requires an appraisal of a property's fair market value by an independent appraiser in any sale of a partnership asset to Swift. As detailed above, procedures have been set out for the appraiser to determine the purchase price for any such purchase by Swift, unless a higher minimum bid price has been set at a recent auction.

CONFLICTS OF INTEREST

     There are substantial conflicts of interest which exist by virtue of Swift acting on behalf of the partnership in its capacity as Managing General Partner, while at the same time being a potential purchaser of some or all of the partnership's property interests. These conflicts of interest include:

    o The terms of any purchase of assets from the partnership have been established solely by Swift.

    o Swift will not retain an unaffiliated representative to act on behalf of the partnership's investors for the purposes of negotiating the terms of any sale to Swift.

    o No report concerning the fairness of any of the sales has been or will be prepared.

    o Both of the appraisers Swift intends to use to value the property interests have a prior relationship with Swift.

FAIRNESS OF ANY POSSIBLE PURCHASE OF PROPERTY INTERESTS BY SWIFT

     Swift believes on its own behalf and on behalf of the partnership that the proposed method of sale of some or all of the partnership's property interests to Swift, if they are not sold to third parties, is fair to investors for the following reasons, without giving any particular weight to any reason:

    o The sale of any property interests to Swift may take place only if Swift is unable to sell the property interests to unaffiliated third parties.

    o The property interests may be sold to Swift only for the higher of an independent petroleum engineer's appraised value or the most recent minimum bid price set at a public auction prior to any sale to Swift.

    o Swift believes that when an appraiser renders its opinion as to the "fair market value" of the partnership's property interests, inherent within that appraisal will be the appraiser's determination that the "fair market value" is "fair."

    o Any purchase by Swift based upon an appraisal will be consummated within 90 days of the rendering of the appraisal, making the sales price a more accurate reflection of then current values in the marketplace.

     Although the proposal to sell the partnership's assets must be approved by a majority of investors without Swift voting any SDIs it owns, no unaffiliated representative will be appointed by Swift's independent directors to determine the fair market value for any sale to Swift or to set the procedures by which that fair market value will be determined. The approval of the proposal, including the possible purchase of partnership assets by Swift, was unanimously approved by Swift's board of directors. Of the seven directors, five are non-employee directors.

     The independent appraiser's determination of the fair market value of the properties will not remove the substantial conflicts of interest which exist due to Swift acting as both Managing General Partner on behalf of the partnership and as a potential purchaser of the property interests from the partnership. No fairness opinion will be requested or received regarding the ultimate purchase price to be paid by Swift, if any.

BENEFITS TO SWIFT

     Swift will share in the benefits to investors through liquidating its interest in the partnership, held both as a general partner and through its ownership of 0.78% of outstanding SDIs that Swift acquired through repurchase from investors. Swift will receive the same proportionate value for its interest in the partnership as investors receive. Additionally, if Swift purchases any of the property interests, it may profit from future increases in oil and gas prices or through a return on capital used to purchase those oil and gas assets and invest in their development. Swift will be able to use its capital resources to drill wells to develop undeveloped reserves, in addition to the possible benefit of holding the interests for a period of time sufficient to allow completion of wells in different zones in order to produce behind-pipe reserves. For a definition of "behind pipe reserves," see "Glossary of Terms" at the end of this proxy statement. These alternatives are not available because the partnerships with interests in these reserves do not have or cannot use funds to fully develop undeveloped reserves. By purchasing property interests in fields in which Swift acts as operator, Swift may be able to maintain its position as operator on those properties. If so, Swift would continue to receive operating fees as operator of those properties. Swift only operates one of the partnership's principal properties. See, "The Partnership--Transactions between Swift and the Partnership." The benefits to Swift from the purchase of some or all of the partnership's property interests is insignificant in relation to Swift's net book value and net earnings.

                                  RISK FACTORS

     In addition to the other information contained in this proxy statement, the following factors should be considered carefully in evaluating how to vote on the proposal.

YOU MIGHT RECEIVE LESS MONEY IF THE PROPOSAL IS APPROVED.

     Although you might receive the value of your interest in the partnership sooner and in one lump sum payment if the partnership's assets are liquidated now, you might receive less money through the liquidating distribution than if the partnership's operations continue and cash distributions are continued until the partnership's reserves are depleted.

THE SALES PRICES FOR THE PARTNERSHIP'S OIL AND GAS ASSETS MAY BE TOO LOW.

     If domestic oil or gas prices increase or operating costs decrease after any sale of the partnership's oil and gas assets, higher sales prices for the property interests might be realized at a later date. See, "The Partnership--Partnership Business and Financial Condition --Effect of Prices." Swift intends to offer the partnership's property interests for sale to third parties at public auctions or through private negotiated sales. If these methods fail, Swift may elect to purchase some or all of the property interests. Different methods of sale might also result in higher sales prices.

YOU WILL HAVE NO OPPORTUNITY TO APPROVE THE SPECIFIC TERMS OF SALES.

     This proxy statement describes only the possible methods of sale of the partnership's oil and gas assets. Because the partnership's current property interests will not be offered for sale until investors approve the proposal, no purchaser or purchase price has yet been determined. In voting for the proposal, investors do not have the opportunity to approve or reject the specific terms of any particular sale of the property interests to third parties or to Swift, including the sales prices.

YOU MAY NOT REALIZE FULL VALUE FOR NON-PRODUCING RESERVES.

     A significant portion of the partnership's interest in proved reserves is non-producing. These reserves are traditionally discounted due to future costs required to recover these reserves and the risk that drilling to produce these reserves will be unsuccessful. A prospective purchaser of the partnership's property interests may discount any non-producing reserves to a greater degree than Swift otherwise thinks appropriate. This could lead to the partnership not realizing the full value of its proved reserves. Any purchaser of non-producing reserves will probably invest capital and conduct drilling activities in the fields that are purchased. This investment or future drilling activity in or near these fields could increase the value of the property interests in which investors will not share. See, "The Proposal--Reasons for the
Proposal--Non-Producing Reserves" for information on what portion of the partnership's reserves is attributable to non-producing reserves.

IF THE PARTNERSHIP'S COMPANION PARTNERSHIP DOES NOT APPROVE ITS PROPOSAL, THE PARTNERSHIP MAY NOT BE ABLE TO SELL ITS PROPERTY INTERESTS.

     The partnership has a companion partnership which owns the non-operating interests in the same properties in which the partnership owns the working interest. If the companion partnership does not approve a similar proposal to sell its oil and gas property interests and dissolve, then both proposals will probably be withdrawn. This could occur even if the partnership approves the proposal to sell its property interests. In that case, the partnership would have to continue to operate for the foreseeable future.

THE AMOUNT OF THE LIQUIDATING DISTRIBUTIONS IS UNCERTAIN.

     While Swift does not know of any partnership liabilities at this time, if unexpected liabilities arise prior to liquidation, any final cash distributions to investors could be reduced.

YOU WILL HAVE NO APPRAISAL OR DISSENTERS' RIGHTS.

     If the proposal is approved, investors have no right to ask for appraisal or dissenters' rights relating to the cash distributions they will receive from the proceeds of sale of the partnership's property interests. This may result in a lower liquidating distribution than if these rights were available as they are for corporate shareholders.

CONFLICTS OF INTEREST MAY HARM YOU.

     In the event Swift buys any of the partnership's property interests, conflicts of interest may harm investors. If it is unable to sell some of its property interests to third parties, Swift may buy those property interests for the higher of the minimum bid price set at the most recent auction or the appraised value determined by an independent appraiser. The higher of these two prices may not be the highest possible price that might be received for these property interests. It is possible that a higher price might be received if the properties were sold to a different purchaser. Further, the appraisal will be provided by an appraiser that has a prior relationship with Swift, which could have an effect on the appraised value.

NO FAIRNESS OPINION WILL BE ACQUIRED.

     Although the sales price for any property interests sold to Swift would be based on the higher of an independent appraisal or a minimum bid price at auction, no formal opinion will be acquired as to the fairness of that purchase price.

NO INDEPENDENT REPRESENTATIVE WILL BE RETAINED FOR INVESTORS.

     No independent representative will be retained to act on behalf of investors in structuring or negotiating the terms and conditions under which any purchaser, including Swift, could buy property interests from the partnership. The prices at which such sales will be made will not be negotiated at arm's length and will be subject to significant conflicts of interest between Swift acting as both purchaser and as the Managing General Partner of the partnership. If an independent representative were to be retained for investors, the terms of any such purchase might be different and possibly more favorable to investors.

                                  THE PROPOSAL

GENERAL

     This proxy statement is submitted by Swift in its capacity as the Managing General Partner of the partnership to ask your approval of a proposal to sell all of the partnership's oil and gas assets. It is being provided to you and the other holders of depositary interests, the "SDIs," representing an initial investment in the partnership of $1.00 per SDI.

THE MEETING

     This proxy statement is furnished in connection with the solicitation of proxies by Swift in its capacity as Managing General Partner. The enclosed proxy is for use at the special meeting of investors of the partnership, and at any adjournment or postponement of the meeting, to be held at 16825 Northchase Drive, Houston, Texas at 4:00 p.m. Central Time on February 29, 2000. Voting can also be done by toll-free telephone. The meeting is being called to consider and vote on the proposal to sell all of the oil and gas assets of the partnership, wind up and dissolve the partnership, and to transact any other business as may be properly presented at the meeting, all in accordance with the terms and provisions of the partnership's limited partnership agreement and the Texas Revised Limited Partnership Act.

PROPOSAL TO SELL THE PARTNERSHIP'S OIL AND GAS ASSETS

     Currently there are no buyers for the partnership's property interests and the price at which any of those interests will be sold has not yet been determined. Swift anticipates that these property interests will be sold in multiple transactions in one of three ways:

    o PUBLIC AUCTION--The most likely method of sale will be at auctions conducted by The Oil & Gas Asset Clearinghouse, the "Clearinghouse," or a similar oil and gas auction company. Swift will not bid for property interests in any of these auctions. Typically, property interests are grouped together by geographical location in the auction process to maximize the sales price of these property interests. Both Swift and the Clearinghouse collect information, with the originals placed in the Clearinghouse's data room in Houston, Texas, with copies of most of the information contained in auxiliary data rooms in other cities appropriate to the properties being auctioned, including Dallas, Midland, Denver, Tulsa, Oklahoma City, Lafayette and New Orleans. Properties are committed to an auction 45 days ahead of the auction date, during which period extensive data books are sent to past purchasers and interested parties who learn of the properties to be offered at auction through trade show exhibits, industry advertisements, direct mail brochures, fax notices, telephone contact and individual energy company visits. The data provided consists of most of the field and well information and historical economic data available on the property, including, logs, maps, contracts, sales volumes, pricing, lease operating expenses, transportation costs and cash flow data.

          For more substantial property interests offered at auction, a minium bid price is often set. This minimum price is based in part upon both Swift's and the Clearinghouse's judgments as to value, and is set by Swift negotiating with the auction house as to the value of those interests. This is usually done when a more valuable property is being auctioned in order to avoid sale at an unfairly low price. Generally, an auction house does not allow minimum bids to be set for smaller property interests. The highest bid over the minimum bid price from an unaffiliated third party, if any, will be accepted. Sales made at auction generally close within 30 to 90 days of the auction, subject to normal closing conditions. Swift anticipates that all of the partnership's property interests will first be offered for sale by auction unless an unsolicited offer is received prior to auction or Swift contacts a likely purchaser directly. If the proposal is approved by investors, Swift intends to offer the partnership's various property interests at auctions held during the year 2000.

    o NEGOTIATED SALES--Some of the property interests may be sold by Swift directly contacting one or more oil and gas companies and negotiating sales prices and terms with them. In general, an operator of a property often is the most likely purchaser of a property. See, "The Partnership--Principal Assets" for identity of the operators of the partnership's major properties. Negotiated sales would not include any sale to Swift, even when it is the operator of a property. Other prospective purchasers include a third party which already has an interest in the field, in the general area or in properties of a certain type. Sometimes a negotiated sale will take place following an unsuccessful sale at auction, when the high bid at auction is lower than the minimum bid price, but a higher price than bid is negotiated after the auction. The price at which a property interest is offered or sold through negotiations may be higher or lower than any minimum bid set in an earlier unsuccessful auction attempt. It is not customary to set minimum prices in a negotiated sale, as Swift will be trying to negotiate the best possible price for the partnership's assets. At this time, Swift has not determined to offer any particular property interest directly to any specific third party. Swift may also retain the services of a broker or investment banker to package various property interests, market them and negotiate for their sale.

    o     IF  OTHER  METHODS  OF  SALE  FAIL,  APPRAISAL  AND  POSSIBLE  SALE TO
          SWIFT--If Swift is unable to sell one or more property interests to third parties through auction or by direct private negotiations, Swift may purchase those property interests itself. Swift may determine that it is in the partnership's best interest that Swift purchase a property interest in order to wind up the partnership's business rather than to continue offering it at auctions or seeking other third party purchasers. Swift anticipates that very few property interests, if any, will be sold in this manner. If Swift purchases any property interests, it will buy the property interests at the higher of the appraised value, or the minimum bid price set at the most recent auction held within the prior six months.

          Swift may decide not to purchase a property interest which it has been unable to sell at an auction or in a negotiated sale. Such a decision might be based upon its judgment that the property should be offered at another auction anticipated to take place in a more favorable market, or with different bidders or a greater number of bidders.
          Another factor Swift may consider is whether it owns any other property in the area.

TIMING OF ASSET SALES IF THE PROPOSAL IS APPROVED

     If the proposal is approved by the partnership and its companion partnership, Swift intends to offer the partnership's property interests at auctions held during the year 2000 or pursue negotiated sales during that same period. Swift anticipates that the complete liquidation and dissolution of the partnership will be completed within two years from the date of the special meeting.

SIMULTANEOUS PROPOSALS

     Simultaneously with the proposal to investors to sell all of the partnership's property interests, a similar proposal is being made to the investors of the companion partnership which owns the non-operating interests in the same properties in which the partnership owns the working interest. If either partnership does not approve the proposal, both proposals will probably be withdrawn. Although the investors in one partnership may desire to sell their property interests, the separation of the working interests and the non-operating interests in the same properties affect the salability of those interests. The value of a working interest is significantly lower when burdened by a large non-operating interest. Conversely, the value of a non-operating interest is negatively affected by the lack of control over operations and any excess operating costs which might exist. In other words, the joining together of these two interests in the same property generally increases the value of each of these interests.

     Numerous other partnerships, including the companion partnership, own interests in some or all of the fields in which the partnership owns interests. These interests will be offered for sale along with the property interests of the partnership. Swift owns in its corporate capacity a small working interest in a number of these fields and may sell its interest in some or all of these fields along with the interests held by the partnership, but is not obligated to do so. Aggregation of the interests in these fields, coupled with the joining of the working and non-operating interests, offers a more substantial interest to a prospective purchaser, which may generate a higher sales price than if these separate interests were offered individually.

CONSEQUENCES OF THE PARTNERSHIP NOT APPROVING THE PROPOSAL

     If the investors in the partnership do not approve the proposal, the partnership will continue to operate with no change in its investment objectives, policies or restrictions and in accordance with the terms of its limited partnership agreement. The partnership will continue to produce its reserves until depletion, with steadily decreasing rates of production due to depletion which leads to decreased cash flow and, consequently, steadily decreasing cash distributions to investors.

     If partnership operations and cash distributions continue until the partnership's reserves are depleted, investors might realize the potential benefit of receiving larger cash distributions over this longer period as opposed to the amount they would receive through a current liquidating distribution. However, this possibility is based upon oil and gas prices remaining stable or increasing and upon the assumption that no production or well problems arise. Additionally, if oil and gas prices do continue to rise, higher sales prices for the partnership's properties might be obtained at a later date.

PURPOSE AND EFFECT OF THE PROPOSAL

     The proposal is submitted at this time as part of Swift's obligation to manage the business of the partnership and its investments and to address the timely conclusion of the partnership's activities in light of the purposes for which the partnership was formed, as well as the anticipated length of its operation. The purpose of the proposal is to provide for the sale of the partnership's oil and gas assets because Swift as Managing General Partner believes that it is time that the business of the partnership be concluded, and to do so in a way intended to maximize the prices received upon sale of the partnership's oil and gas assets.

     At the time of the partnership's formation, it was anticipated that the partnership would conduct operations for a period of approximately five to nine years. By the time of the proposed sale of the partnership's property interests, the partnership will have been in existence for over six years. In selling partnership property interests and dissolving, the partnership's assets will no longer bear the burden of future expenses, such as lease operating costs, ad valorem and severance taxes, operator's charges and overhead, and the partnership will avoid exposure to the extreme volatility of oil and gas prices, as well as inherent geological, engineering and operational risks.

     If the proposal is approved, the partnership will sell all of its property interests and distribute its assets, consisting principally of the net cash proceeds from sale of its property interests, to its investors and general partners, in amounts relative to their respective ownership interests in the partnership. This liquidation will result in the acceleration of the cash distribution to investors of the remaining value of the partnership's property interests through a distribution of funds received at one time.

     Although Swift has not identified any prospective purchaser for any of the partnership's oil and gas assets, nor does it know the price at which these assets will be sold, given the general range of possible prices being paid in the oil and gas market, Swift anticipates that the amounts distributed to investors upon sale of the partnership's assets, together with cash distributions made to date, will not return to investors the amount they initially invested in the partnership. As of September 30, 1999, investors had received aggregate distributions of $0.46 per $1.00 SDI.

     Based on December 31, 1998 reserves estimates and assuming prices remain constant, Swift estimates that the investors' liquidating distributions will range from $0.14 to $0.19 per $1.00 SDI. Using these same reserve estimates, if the partnership continues operations over a projected 38 years until depletion of its reserves, Swift estimates that the present value of all future cash distributions to investors, discounted at 10% per annum, would be $0.18 per $1.00 SDI.

     On the other hand, based on December 31, 1998 reserves estimates rolled forward to September 30, 1999 by adjusting for production and property sales during the first nine months of 1999 and using September 30, 1999 prices held constant, rather than year-end 1998 prices, Swift estimates that investors' liquidating distributions will range from $0.24 to $0.34 per $1.00 SDI. Using the same assumptions, if the partnership continues operations until depletion of its reserves, Swift estimates the present value of all future cash distributions to investors, discounted at 10% per annum, would be $0.33 per $1.00 SDI. See, "The Proposal-- Comparison of Investors' Estimated Cash Distributions From Proposed Property Sales versus Continuing Operations" for discussion of how these numbers were determined.

REASONS FOR THE PROPOSAL

     Swift believes that it is in the best interest of investors for the partnership to sell its property interests at this time, make a final liquidating distribution to its partners and dissolve the partnership. The principal reason for proposing these partnership property sales and liquidation at this time is based upon a recovery in oil and gas prices over the last nine months to the higher levels experienced prior to 1998. It is Swift's view that this is an appropriate market environment in which to realize the maximum value for the partnership's remaining assets. The continued operation of the partnership is no longer economically viable for a number of reasons, including those discussed below.

         Declining Reserves and Production Lead to Lower Revenues and Cash Flow

     As contemplated when the partnership was formed, it is inherent that reserves of producing properties decline over time, leading to production of decreasing amounts of oil and gas. This is especially so when almost all of the partnership's initial capital was invested to buy these properties, and no capital is available to the companion partnership to spend on development activity. Obviously, declining production leads to declining levels of revenues and cash flow. The partnership has only 28% of its original reserves, or 3,162,852 Mcfe, remaining for future production.

         Decreasing Cash Flow While Expenses Continue; Greater Exposure to Price Volatility

     As production quantities and revenues continue to decline, the cost per Mcfe for production and operating costs constitutes an increasingly larger percentage of per Mcfe revenues. This increases the risk of future price volatility, because the margin between revenue per Mcfe and production cost per Mcfe continues to narrow and smaller differences in prices consume a larger portion of that margin. By selling its property interests and dissolving the partnership, future overhead and direct expenses and general and administrative costs will be avoided and the receipt of the value of the partnership's reserves accelerated so that the funds are received at one time. This avoids the risk of subjecting future revenues and cash distributions of investors to the continued and extreme volatility of oil and gas prices, as well as inherent geological, engineering and operational risks, which could affect future returns. Even if oil and gas prices were to increase, these increases would be unlikely to materially change investors' overall return on investment.

         Declining Cash Distributions

     As detailed below under "The Partnership--Cash Distributions," the level of cash distributed to investors has declined over the years. The natural effect of declining reserves and production over time, with the resulting decreases in revenues and cash flow, has been aggravated by periods of low oil and gas prices, especially during the partnership's early years when the amount of oil and gas produced was at its highest levels.

         Non-Producing Reserves

     Approximately 53% of the estimated remaining recoverable reserves attributable to the partnership's property interests at December 31, 1998 are proved non-producing reserves. A portion of these non-producing reserves are undeveloped reserves, which require substantial expenditures for the drilling of new wells to recover the undeveloped reserves. Sufficient additional capital to drill wells to produce undeveloped reserves is not available. The remaining amount of non-producing reserves are behind-pipe, which are unlikely to be producible for many years because behind-pipe reserves require completion in a different producing zone, which does not take place until production is depleted from the currently producing zone. Non-producing reserves, which were a small proportion of the partnership's reserves when its oil and gas assets were purchased, have remained and now comprise a larger portion of the partnership's remaining assets as its producing reserves have been depleted.

         Absence of Additional Capital for Development

     Recovery in amounts great enough to significantly impact the results of the partnership's operations and its ultimate cash distributions could only occur with the investment of new capital. As provided in its limited partnership agreement, the partnership expended all of the investors' net commitments for the acquisition of property interests many years ago.

     Less than 10% of the partnership's capital was reserved for workover, completion or development activity. The partnership was not intended to engage in material drilling activities. The partnership was formed to distribute cash from the sale of its oil and gas production to investors on a current basis. Even if cash flow of the partnership were allowed to be used for drilling, this would require suspension of cash distributions for an extended period.

COMPARISON OF INVESTORS' ESTIMATED CASH DISTRIBUTIONS FROM PROPOSED PROPERTY SALES VERSUS CONTINUING OPERATIONS

     It is not possible to accurately predict the sales prices of the partnership's property interests, whether sold at auction or through private negotiations. Certain property interests might sell for a higher price and others for a lower price than the prices used to prepare the estimates in the tables below.

     To help you, as investors, make an informed decision on how to vote on the proposal, Swift has prepared two tables, one showing what your net distributions are estimated to be after the sale and liquidation of the partnership's property interests, and the other showing what your future net distributions are estimated to be if the partnership were to continue operations until its properties are depleted.

     Each of the two tables below present two cases. One case uses December 31, 1998 reserve estimates based on prices of $10.25 per barrel of oil and $2.00 per MMBtu of gas held flat over the life of the reserves, before adjustments for gravity variance for oil and Btu content for gas as well as transportation charges and geographic location. The other case uses December 31, 1998 reserve estimates rolled forward to September 30, 1999 by subtracting reserves produced or attributable to properties sold, both during the first nine months of 1999, and using September 30, 1999 average prices of $22.00 per barrel of oil and $2.60 per MMBtu of gas held flat over the life of the reserves, before adjustments for gravity variance for oil and Btu content for gas as well as transportation charges and geographic location. The "high" range of estimated cash distributions from liquidation shown in the first table is based upon estimated future net revenues discounted to present value at 10% per annum. The "low" range is 70% of the "high" range estimate, which is the same percentage used in the partnership's limited partnership agreement for calculating the purchase price for SDIs presented by investors to Swift for repurchase. In Swift's experience, property interests such as those owned by the partnership generally sell for prices between their PV-10 Value and 70% of that value.

            RANGE OF INVESTORS' SHARE OF ESTIMATED CASH DISTRIBUTIONS
                  FROM PROPERTY INTERESTS SALES AND LIQUIDATION

                                                            AS OF                    AS ADJUSTED TO
                                                          12/31/98                      09/30/99
                                               ----------------------------     ---------------------------
                                                       PROJECTED RANGE               PROJECTED RANGE
                                               ----------------------------     ---------------------------
                                                     LOW            HIGH            LOW             HIGH

Net Sales Proceeds(1)                          $ 1,426,444      $ 2,001,521     $ 2,552,404     $ 3,566,890
Selling and Dissolution Expenses(2)               (120,766)        (172,523)       (213,042)       (304,346)
                                               -----------      -----------     -----------     -----------
Net Distributions payable to Investors         $ 1,305,678      $ 1,828,998     $  2,339,362    $ 3,262,544
                                               ===========      ===========     ============    ===========

NET DISTRIBUTIONS PER $1.00 SDI                $      0.14      $      0.19     $       0.24    $      0.34

---------------------------
(1)      Includes cash and net receivables and payables to the partnership.
(2) Includes investors' share of selling expenses and all costs associated with liquidation and dissolution of the partnership, estimated to be 9% of sales proceeds.

     Swift, as Managing General Partner, believes there is a distinct advantage to investors to receive the liquidating distribution in one lump sum. If the partnership were to continue operations, oil and gas prices could fall below the prices used to prepare these estimates, thus possibly lowering future distributions to investors. Continuing the partnership's operations subjects investors' potential distributions to risks of price volatility.

     If, on the other hand, the partnership were to continue operations until depletion, the table below estimates the future cash distributions to investors, discounted to present value, based upon the same pricing and discount assumptions used above. The estimate of net distributions to investors is based upon a 38-year life of the partnership's reserves. The estimates for future net distributions have been further reduced by continuing operations costs, such as audit, tax return preparation, reserve engineering fees, along with direct and general and administrative expenses. The estimated future net revenues do not account for expenses which might be incurred by the partnership for future maintenance or remedial work on the properties in which it owns an interest. Such expenses would reduce revenues to the partnership.


                INVESTORS' SHARE OF ESTIMATED CASH DISTRIBUTIONS FROM CONTINUED OPERATIONS

                                                                     AS OF          AS ADJUSTED TO
                                                                   12/31/98            09/30/99
                                                                -----------         -------------
                                                                  PROJECTED           PROJECTED
                                                                 CASH FLOWS           CASH FLOWS
                                                                -----------         -------------
Future Net Revenues from Property Interests(1)                  $ 3,227,866            $ 5,947,289
Direct and Administrative Expenses(2)                              (396,052)              (726,015)
                                                                -----------            -----------
Net Distributions to Investors (payable over 38 years) (3)      $ 2,831,814            $ 5,221,274
                                                                ===========            ===========

Present Value of Net Distributions to Investors                 $ 1,759,989            $ 3,140,806
Net Distributions per $1.00 SDI                                 $      0.29            $      0.54
PRESENT VALUE OF NET DISTRIBUTIONS PER $1.00 SDI(4)             $      0.18            $      0.33

----------------------------
(1)  Includes cash and net receivables and payables of the partnership.
(2) Includes investors' share of general and administrative expenses, and audit, tax, and reserve engineering fees.
(3) Based upon the partnership's reserves having a projected 38-year life, assuming unescalated pricing.
(4)  Discounted at 10% per annum.

CONSIDERATION OF ALTERNATIVE TRANSACTIONS

     Swift has given consideration to a number of different alternatives before submitting the proposal to you for approval. These alternatives are:

    o the continued operation of the properties for a longer period, which Swift believes is no longer economically justified; and

    o a proposed sale to Swift during 1998 of the partnership's assets, along with the oil and gas assets of 62 other partnerships also managed by Swift. This sale was delayed and later terminated because significant market changes, including the drop in oil and gas prices and in the price of Swift's common stock, made the structure and economics of the deal no longer viable.

     The limited partnership agreement does not provide for any form of voluntary or mandatory assessment for further capital contributions by the investors in the partnership. Given the purpose of the partnership when it was formed, and the explicit partnership provisions and disclosures that no assessments would be made, Swift does not consider it appropriate to suggest amending the partnership agreement to allow assessments. Furthermore, engaging in extensive drilling operations is contrary to the purposes of the partnership and represents a higher degree of risk than contemplated when the partnership was formed. See, "The Partnership--General" and "--Manner of Acquiring Properties and Creation of Net Profits Agreement" regarding the purposes of the partnerships.

LACK OF INDEPENDENT REPRESENTATION

     Swift will not retain an independent representative to act on behalf of the investors in the partnership in structuring and negotiating the terms and conditions for implementation of the proposal. No group of investors was empowered to negotiate the terms and conditions of the proposal or to determine what procedures should be in place to safeguard the rights and interests of the investors. In addition, no investment banker, attorney, financial consultant or expert was engaged to represent the interests of the investors. On the contrary, Swift has been responsible for structuring all the terms and conditions of the proposal. Legal counsel to the partnership and the Managing General Partner assisted with the preparation of the documentation for the proposal, including this proxy statement, but did not serve, or purport to serve, as legal counsel for the investors on a separate basis.

     Swift does not believe it is necessary to engage an independent representative to represent the interests of investors in order to structure a proposal fair to the investors. Swift as Managing General Partner is under a fiduciary duty to act in the best interest of the investors. If properties are sold through auction or private negotiations, the marketplace sets the price. If properties are sold to Swift, procedures are established to require the properties be sold to Swift at a price equal to the higher of any minimum bid set for the auction or the fair market value determined by an independent appraiser. See, "Special Factors Related to Possible Purchase of Properties by Swift--Fairness of any Possible Purchase of Property Interests by Swift."

STEPS TO IMPLEMENT THE PROPOSAL

     Following the approval of the proposal by investors and approval of the similar proposal by its companion partnership, Swift intends to take the following steps to implement the proposal:

    i. Sell all of the partnership's oil and gas assets through the three methods discussed in this proxy statement, probably in multiple transactions;

    ii. Receive the sales proceeds for the property interests and execute assignments and other instruments to accomplish such sale, including documents to be executed together with the companion partnership;

    iii. Pay or provide for payment of the partnership's liabilities and obligations to creditors, if any, using the partnership's cash on hand and net sales proceeds;

    iv. Conduct final accountings in accordance with the limited partnership agreement and make final liquidating distributions;

    v. Cause the partnership's final tax returns to be prepared and filed with the Internal Revenue Service and appropriate state taxing authorities;

    vi.   Distribute to the investors final Form K-1 tax information; and

    vii. File a Certificate of Cancellation on behalf of the partnership with the Secretary of State of the State of Texas.

ESTIMATED SELLING COSTS

     The expenses associated with the sale of the partnership's property interests are expected to be approximately 9% of the sales proceeds of the partnership's property interests, primarily comprised of third party costs incurred, including the costs of the auction or appraiser, if any, legal counsel, auditors, printing and mailing costs and related out-of-pocket expenses. The general and administrative costs of Swift in its capacity as the Managing General Partner anticipated to be incurred in connection with the proposal and related transactions will be met through the normal ongoing fee set out in the limited partnership agreement. See, "Voting on the Proposal--Solicitation."

RECOMMENDATION OF THE MANAGING GENERAL PARTNER

     Swift believes that it is in the best interests of the investors to liquidate and dissolve the partnership. Swift believes the terms of the proposal, even if Swift should purchase some of the partnership's property interests, are fair to investors. See, "Special Factors Related to Possible Purchase of Properties by Swift-Fairness of any Possible Purchase of Property Interests by Swift." This recommendation should be evaluated in light of the significant conflicts of interest which exist by virtue of Swift's fiduciary obligations as Managing General Partner to the investors in the partnership, and the possibility that Swift may purchase some of the partnership's oil and gas assets if the other methods of sale fail. Liquidation will allow the investors to receive the remaining value of the partnership's reserves currently, rather than receiving distributions over the remaining life of the partnership. This removes the risk of future decreases and continued exposure to volatility in oil and gas prices during the lengthy period necessary to produce the partnership's interests in remaining reserves. Recent short-term but significant increases in natural gas and oil prices as compared to prices during the last half of 1998 and early 1999 make this an appropriate time to consider the sale of the partnership's property interests, as Swift believes these increases will increase the value of the property interests. If operations continue over many years, revenues will continue to decline while direct, operating, general and administrative expenses continue, reducing cash distributions. Continued operations also mean continuation of the additional costs incurred by the investors, including the costs associated with inclusion of information from the Schedule K-1 relating to the partnership in their personal income tax returns, while reserves continue to decline. Termination of the partnership will allow preparation of final tax returns.

                THE MANAGING GENERAL PARTNER RECOMMENDS THAT THE
                        INVESTORS VOTE FOR THE PROPOSAL.

                             VOTING ON THE PROPOSAL

VOTE REQUIRED; PRINCIPAL HOLDERS

     Under the limited partnership agreement, the proposal must be approved by the affirmative vote of investors holding more than 50% of the SDIs in the partnership as of the record date. As of January 10, 2000, the number of SDIs outstanding was 9,627,683 and the number of record holders was 593. Each investor appearing on the records of the partnership as of January 10, 2000, the "record date," is entitled to notice of the meeting and is entitled to one vote for each SDI held by such investor. An abstention by an investor will have the same effect as a vote against the proposal.

     Swift owns 0.78% of the outstanding SDIs in the partnership, resulting from its purchase over the life of the partnership of SDIs from investors under the right of presentment in the limited partnership agreement. However, the limited partnership agreement does not permit Swift to vote any SDIs owned by it for matters such as the proposal. Therefore Swift's non-vote, in contrast to abstention by investors, will not affect the outcome of the proposals. Additionally, Swift owns a 14.25% general partner's interest in the partnership. VJM Corporation, a California corporation, is the Special General Partner of the partnership, and owns a 0.75% interest in the partnership as a general partner, but owns no SDIs. The general partnership interests do not have a vote on the proposal. To Swift's knowledge, there is no holder of SDIs that holds more than 5% of the SDIs.

PROXIES; REVOCATION

     A sample of the form of proxy is attached to this proxy statement. The actual proxy to be used to register your vote on the proposal is the separate green sheet of paper included with this proxy statement. If you wish, you can fax your executed proxy to us at 281-874- 2818. Investors may also vote by toll-free telephone. PLEASE USE THE GREEN PROXY TO CAST YOUR VOTE ON THE PROPOSAL OR SEE THE ACCOMPANYING INSTRUCTION PAGE FOR MORE DETAILS ON VOTING BY TELEPHONE.

     If the green proxy is properly signed and is not revoked by an investor, the SDIs it represents will be voted in accordance with the instructions of the investor. If no specific instructions are given, the SDIs will be counted as a vote "FOR" the proposal and the grant of authority to extend the solicitation period. An investor may revoke his proxy at any time before it is voted at the meeting. Any investor who attends the meeting and wishes to vote in person may revoke his or her proxy at that time. Otherwise, an investor must advise us of revocation of his or her proxy in writing, which revocation must be received by the Secretary of Swift at 16825 Northchase Drive, Suite 400, Houston Texas 77060, prior to the time the vote is taken.

SOLICITATION

     The solicitation is being made by Swift in its capacity as Managing General Partner on behalf of the partnership. The partnership will bear the costs of the preparation of this proxy statement and of the solicitation of proxies. Such costs will be allocated to the investors and to the general partners according to their respective percentage interests pursuant to the limited partnership agreement. If, for example, Swift holds approximately 5% of the SDIs held by all investors, 5% of the costs will be borne by Swift, in addition to its portion borne as a general partner. Solicitations will be made primarily by mail. However, a number of regular or temporary employees of Swift may, to ensure the presence of a quorum, solicit proxies in person or by telephone. Swift may contact brokers and representatives who originally sold the SDIs to investors and request their assistance in encouraging investors to return their proxies or to vote by telephone. These brokers or representatives would not be compensated for this assistance nor would they be asked to make any recommendation as to how the investors should vote. Additionally, Swift may retain a proxy solicitor to assist in contacting brokers or investors to encourage the return of proxies, although it does not anticipate doing so.

NO APPRAISAL OR DISSENTERS' RIGHTS PROVIDED

     Investors are not entitled to any dissenters' or appraisal rights with respect to the proposal, as would be available to shareholders in a corporation engaging in a merger. Dissenting investors are protected under state law by virtue of Swift's fiduciary duty as Managing General Partner to act with prudence in the business affairs of the partnership. To assert claims based upon a general partner's fiduciary duties under the Texas Revised Limited Partnership Act and the terms of the partnership's limited partnership agreement, investors are required to initiate suit.

                                 THE PARTNERSHIP

GENERAL

     The partnership was formed over six years ago and owns working interests in producing oil and gas properties in four states in which its companion partnership, Swift Energy Pension Partners 1993-B, Ltd., formed at approximately the same time and also managed by Swift, owns the non-operating interests. The partnership was formed to acquire working interests and operate and develop producing oil and gas properties. The companion partnership was formed to acquire only non-operating interests, including net profits interests, royalty interests and overriding royalty interests and does not acquire working interests in, or operate, oil and gas properties, and does not engage in drilling activities. The partnership expended all of its original capital contributions by the end of September 1993. A majority of the partnership's interest in oil and gas proved reserves at December 31, 1998 is natural gas, representing approximately 56% by volume of the partnership's 1998 production and approximately 60% of its 1998 revenue. From time to time, the partnership has performed workovers and recompletions of wells, using funds advanced by Swift to perform these operations. All of such amounts have been subsequently recouped from sales of production or out of property sales.

MANNER OF ACQUIRING PROPERTIES AND CREATION OF NET PROFITS AGREEMENT

     When they were originally formed, the partnership and its companion partnership entered into a Net Profits and Overriding Royalty Interest Agreement dated June 30, 1993, the "NP/OR Agreement."

     Under the NP/OR Agreement, the partnership and the companion partnership combined their funds to acquire producing properties. Using funds committed to the NP/OR Agreement by both partnerships, the partnership acquired the working interest in producing properties, then conveyed a single net profits interest burdening properties owned by it to the companion partnership. The partnership bears the responsibility for the production of oil and gas from these properties. The NP/OR Agreement also provided for an overriding royalty interest to be granted to the companion partnership in the event additional reservoirs unburdened by the net profits interest were developed by the partnership. No such development occurred. See, "Item 1--Manner of Acquiring Properties; Net Profits and Overriding Royalty Interest Agreement" in the Form 10-K for the year ended December 31, 1998 included with this proxy statement.

PRINCIPAL ASSETS

     The partnership's principal assets are determined by their PV-10 Value. The partnership's "PV-10 Value" is the estimated future net cash flows, using unescalated prices, from production of proved reserves attributed to the partnership's property interests, discounted to present value at 10% per annum. The report dated February 4, 1999 of the audit by H.J. Gruy and Associates,

Inc.,  of the  oil  and  gas  reserves  underlying  the  partnership's  property interests, and future net cash flow expected from the production of those reserves as of December 31, 1998, presented for those reserves solely attributable to the investors in the partnership, is attached to this proxy statement. This report has not been updated to include the effect of production or minor property sales since year-end 1998. In estimating these reserves, Swift, in accordance with criteria prescribed by the SEC, has used year-end 1998 prices, without escalation, except in those instances where fixed and determinable gas price escalations are covered by contracts, limited to the price the partnership reasonably expects to receive.

     The partnership owns interests in 245 wells in 16 fields. The following table presents information on the fields which constitute 10% or more of the partnership's PV-10 Value at December 31, 1998. The information below includes the location of each field in which the partnership has an interest, the number of wells and operators, together with information on the percentage of the partnership's total PV-10 Value on December 31, 1998, attributable to each of these fields. There can be no assurance that PV-10 Values at any particular date are representative of fair market value or future values. Information is also provided regarding the percentage of the partnership's 1998 production on a volumetric basis, from each of these fields. Of the remaining fields in which the partnership owns a property interest, seven of such fields each comprise less than 1% of the partnership's PV-10 Value at December 31, 1998, and the PV-10 Value of each of the other seven fields averages less than 2% of the partnership's PV-10 Value at the same date.


                                                SECOND               GREEN                 14
                                                BAYOU                BRANCH              OTHER
                                                FIELD                FIELD               FIELDS
                                          ------------------  -------------------- ------------------
County and State                               Cameron              McMullen             AL (1)
                                               Parish            County, Texas           LA (1)
                                              Louisiana                                  OK (1)
                                                                                        TX (11)

Number of Wells                                   28                   43                 174

Operator(s)                                      Fina              Swift and
                                                                    Vintage           Swift and 9
                                                                   Petroleum             others

% of 12/31/98 PV-10 Value                        54%                  26%                 20%

% of 1998 Production Volumes                     19%                  50%                 31%

     The partnership's financial statements prepared according to generally accepted accounting principles show its total assets at year-end 1998 to be $2,232,612. The PV-10 Value of its total proved reserves at the same date was $2,255,203. During 1999, the partnership has sold several minor property interests by auction or negotiated sale. The year-end 1998 PV-10 Value of the reserves of these sold property interests was approximately $120,990. Based upon the audit of the partnership's total proved reserves at year-end 1998, those reserves were comprised of the following three categories:

                                                1998 Year-End

                      Proved Producing                47%
                      Behind-Pipe                     23%
                      Non-Developed                   30%
                                                     ---
                                                     100%
                                                     ===

See "Glossary of Terms" for definitions.

PARTNERSHIP BUSINESS AND FINANCIAL CONDITION

         Amounts Invested and Cash Distributions

     Investors made contributions of $9,627,683 in the aggregate to the partnership, the net proceeds of which have all been invested. Swift made capital contributions with respect to its general partner interest of $1,251,599. Additionally, pursuant to the right of presentment set forth in the limited partnership agreement, Swift has purchased 75,000 SDIs from investors. From inception through September 30, 1999, the partnership has made net cash distributions to its investors totaling $4,433,400. On a per SDI basis, investors had received, as of September 30, 1999, $0.46 per $1.00 SDI, or approximately 46% of their initial capital contributions. Details of the amounts of cash distributions made to partners over the past three years and nine months ended September 30, 1999 are set out under "Cash Distributions" below. Through September 30, 1999, Swift has received net cash distributions from the partnership of $718,198 with respect to its general partner interest, and $10,955 related to the number of SDIs it purchased from investors.

         Effect of Prices

     The partnership acquired its property interests at a time when oil and gas prices and industry projections of future prices were much higher than actually occurred in subsequent years. Acquisition decisions for the partnership were based upon a range of increasing prices that were based on Swift's internal forecast. At the time that the partnership's property interests covering producing properties were acquired, prices averaged about $19.70 per barrel of oil and $2.06 per Mcf of natural gas. The majority of the partnership's property interests were acquired by the end of September 1993, and were comprised principally of natural gas reserves. At that time, prices were predicted to increase to approximately $26.55 per barrel of oil and $2.79 per Mcf of natural gas during 1998. The predicted price increases did not occur as projected and in fact prices fell from 1993 to 1995. Most of the partnership's reserves were produced from 1993 to 1997, during which time the oil prices received by the partnership for its production in fact averaged $16.48 per barrel, but the prices for the partnership's principal asset, natural gas, averaged approximately $2.14 per Mcf. During the second and third quarter of 1998, first oil and then gas prices fell very precipitously, in oil's case to the lowest levels seen in several decades. During the first quarter of 1999, oil prices began to recover, followed by gas prices in the second quarter and have continued to recover into the fourth quarter of 1999. As of the date of this proxy statement, both oil and gas prices had returned to market levels prevalent prior to 1998. The base prices used to roll forward the partnership's reserve report as of December 31, 1998 to September 30, 1999 were $22.00 per barrel of oil and $2.60 per MMBtu of natural gas held constant over the life of the reserves, before adjustments for gravity variance for oil and Btu content for gas as well as transportation charges and geographic location.

     The following graphs illustrate the effect on partnership performance of the above-described variance between the projected average oil and gas prices for each period projected at the time of acquisition of the partnership's property interests and the average oil and gas prices received for each period for production during the partnership's existence.

                     [GRAPH: 1 page of gas properties info]

                     [GRAPH: 1 page of oil properties info]

     Lower prices also have affected the partnership's interest in proved reserves. Estimates of proved reserves represent quantities of oil and gas which, upon analysis of engineering and geologic data, appear with reasonable certainty to be recoverable in the future from known oil and gas reservoirs under existing economic and operating conditions. When economic or operating conditions change, proved reserves can be revised either up or down. If prices had risen as predicted, the volumes of oil and gas reserves that are economically recoverable might have been higher than the year-end levels actually reported because higher prices typically extend the life of reserves as production rates from mature wells remain economical for a longer period of time. Also, production enhancement projects that are not economically feasible at low prices can be implemented as prices rise.

CASH DISTRIBUTIONS

     Cash distributions are made to the partners, including Swift and the investors in the partnership, on a quarterly basis. During the past three years and the first nine months of 1999, aggregate cash distributions made to all partners in the partnership and the cash distributions per SDI were:


1996                            $778,614                     $0.07 per $1.00 SDI
1997                            $888,104                     $0.08 per $1.00 SDI
1998                            $552,239                     $0.05 per $1.00 SDI
9 Mo. Ended 9/30/99             $116,545                     $0.01 per $1.00 SDI

TRANSACTIONS BETWEEN SWIFT AND THE PARTNERSHIP

     Under the limited partnership agreement, Swift has received compensation for its services and reimbursement for expenditures made in its capacity as Managing General Partner on behalf of the partnership. These were paid at closing of the offering of SDIs. Revenues are also distributed to Swift with respect to its general partner interest and with respect to SDIs it has purchased under the investors' right of presentment. In addition to those revenues, compensation and reimbursements, the following summarizes the transactions between Swift and the partnership pursuant to which Swift has been paid or has had its expenses reimbursed on an ongoing basis:

    o Swift has received reimbursement of internal acquisition costs incurred in evaluating and acquiring properties of $458,799 from the partnership from inception through September 30, 1999, none of which was received during 1997, 1998 or 1999.

    o Swift receives operating fees for wells in which the partnership has property interests and for which Swift or its affiliates serve as operator. The aggregate operating fees paid to Swift as operator by the partnership were $55,234 during the year ended December 31, 1998 and $58,854 during the year ended December 31, 1997. Monthly operating fees range from $400 to $1,500 per well on an 8/8th's basis (i.e., the total amount of operating fees paid by all interest owners in the well). If the property interests are sold to Swift, there should be no change in its status as operator for a number of the wells in which the partnership has a property interest. Swift believes that it will be positively affected, on the other hand, by liquidation of the partnership, both on the basis of its ownership interest in the partnership and for other reasons set out under "Special Factors Related to Possible Purchase of Properties by Swift-Benefits to Swift."

    o Swift is entitled to be reimbursed for general and administrative costs incurred on behalf of and allocable to the partnership, including employee salaries and office overhead. Amounts are calculated on the basis of investors' original capital contributions to the partnership relative to investor contributions to all partnerships formed to purchase interests in producing properties for which Swift serves as Managing General Partner. Through December 31, 1998, Swift has received $815,907 in the general and administrative overhead allowance from the partnership, of which $107,375 was reimbursed during the year ended December 31, 1998 and $144,415 was reimbursed during the year ended December 31, 1997.

    o Swift was reimbursed $22,829 in direct expenses by the partnership, all of which was billed by, and then paid directly to, third party vendors, of which $4,222 was reimbursed during the year ended December 31, 1998 and $3,122 was reimbursed during the year ended December 31, 1997.

    o From inception through December 31, 1998, Swift has received a nonaccountable incentive amount of $201,273 which is a fee for services rendered by the Managing General Partner, of which $3,448 was reimbursed during the year ended December 31, 1998 and $14,885 was reimbursed during the year ended December 31, 1997.

FIDUCIARY RESPONSIBILITY

     The limited partnership agreement provides that neither the Managing General Partner nor any of its affiliates performing services on behalf of the partnership will be liable to the partnership or any of the investors for any conduct by any such person performed in good faith pursuant to authority granted to such person by the limited partnership agreement, or in accordance with its provisions, and any manner reasonably believed by such person to be within the scope of authority granted to such person and in the best interests of the partnership, provided that such conduct does not constitute negligence, misconduct or a breach of fiduciary obligations to the investors or the partnership. As a result, investors might have a more limited right of action in certain circumstances than they would have in the absence of such provisions in the partnership agreement.

     Swift has fiduciary duties to the partnership that go beyond the specific duties and obligations imposed upon it under the limited partnership agreement.

In handling the affairs of the partnership, Swift is obligated to exercise good faith, to use care and prudence and to act with an undivided duty of loyalty to the investor. Under these fiduciary duties, Swift is also obligated to ensure that the partnership is treated fairly and equitably in transactions with third parties, especially where consummation of these transactions may result in Swift's interests being opposed to, or not totally consistent with, the interests of the investors. Accordingly, Swift is required to assess whether any offer to the partnership is fair and equitable, taking into account the unique characteristics of the partnership which affect the value of the partnership's assets, and comparing these factors against similar factors affecting the value of the oil and gas assets held by other partnerships.

NO TRADING MARKET

     There is no trading market for the SDIs, and none is expected to develop. Under the limited partnership agreement, investors have the right to present their SDIs to Swift for repurchase at a price determined using the formula established by the limited partnership agreement. Through September 30, 1999, Swift had purchased 75,000 SDIs from investors pursuant to the right of presentment. Swift does not have an obligation to repurchase investor interests pursuant to this right of presentment, but merely an option to do so when such interests are presented for repurchase. See, "Voting on the Proposal--Vote Required; Principal Holders" for the number of SDIs outstanding.

INVESTOR LISTS

     An investor of the partnership is entitled to request copies of investor lists showing the names and addresses of all investors in the partnership. The right to receive an investor list may be conditioned upon the requesting investor paying the cost of copying and a showing that the request is for a reasonable purpose. Reasonable requests would include requests for the investor list for the purpose of challenging or opposing the proposal. Requests for investor lists may be addressed to Swift at 16825 Northchase Drive, Suite 400, Houston, Texas 77060; Attention: Investor Relations Department.

BOOKS AND RECORDS

     The partnership's limited partnership agreement provides that its books and records are available for inspection by investors or their duly authorized representatives at all reasonable times at the partnership's principal office in Houston, Texas, although certain oil and gas operational materials may be kept confidential. A written request must be received stating a proper purpose for inspection of such books and records, with the inspection to be conducted at the investor's expense. An investor may request in writing and receive without charge copies of a partnership's limited partnership agreement, certificate of limited partnership and tax returns.

APPROVALS

     No federal or state regulatory requirements must be complied with or approvals obtained in connection with the sale of the partnership's property interests.

LEGAL PROCEEDINGS

     Swift is not aware of any material pending legal proceedings to which the partnership is a party or of which any of its property is the subject.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following summarizes the material federal income tax consequences to investors if the proposal to sell and liquidate the partnership is approved. For federal income tax purposes, investors are considered to be limited partners in the partnership. This discussion is not based upon an opinion of counsel and it is possible that different results than those described may occur. Statements of legal conclusions regarding tax consequences are based upon relevant provisions of the Internal Revenue Code of 1986, as amended, the "Code", Treasury Regulations in effect on the date hereof, a private letter ruling dated February 6, 1991, reported judicial decisions, published positions of the IRS, further assumptions that the partnership constitutes a partnership for federal tax purposes, and that the partnership will be liquidated as described herein. The laws, regulations, administrative rulings and judicial decisions which form the basis for conclusions regarding the tax consequences described herein are complex, are subject to prospective or retroactive change at any time, and any change may adversely affect investors.

     This summary does not describe all the tax aspects which may affect investors because the tax consequences may vary depending upon the individual circumstances of an investor. It is directed to investors that are the original purchasers of the SDIs and hold SDIs as "capital assets," generally, property held for investment. Each investor that is a corporation, trust, estate, tax exempt entity or other partnership is strongly encouraged to consult its own tax advisor as to the rules which are specifically applicable to it. This summary does not address foreign, state or local tax consequences, and is inapplicable to nonresident aliens, foreign corporations, debtors under the jurisdiction of a court in a case under federal bankruptcy laws or in a receivership, foreclosure or similar proceeding, or an investment company, financial institution or insurance company.

TAXABLE GAIN OR LOSS UPON SALE OF PROPERTIES

     An investor will realize and recognize gain or loss, or a combination of both, on the partnership's sale of its properties prior to liquidation. The amount of gain realized with respect to each property, or related asset, will be an amount equal to the excess of the amount realized by the partnership and allocated to the investor, for example, cash or consideration received, over the investor's adjusted tax basis for such property. Conversely, the amount of loss realized with respect to each property or related asset will be an amount equal to the excess of the investor's tax basis over the amount realized by the partnership for such property and allocated to the investor. It is projected that net taxable gain will be realized upon the sale of partnership properties and that such gain will be allocated among the investors in accordance with the partnership agreement. The partnership agreement includes an allocation provision that requires allocations pursuant to a liquidation be made among partners in a fashion that equalizes capital accounts of the partners so that the amount in each partner's capital account will reflect such partner's sharing ratio of income and loss. The extent to which capital accounts can be equalized, however, is limited by the amount of gain and loss available to be allocated.

     Because the oil and gas properties, and related assets, owned by the partnership are properties used in a trade or business, the character of gains and losses realized by the investors generally will be governed by Section 1231 of the Code. Deductions of intangible drilling and development costs, depletion and depreciation expenses with respect to these properties, however, may be subject to recapture as ordinary income, in an amount which does not exceed gain recognized. With respect to properties placed in services after 1986, Code
Section 1254 recaptures all intangible drilling and development costs and depletion (to the extent of basis) as ordinary income. The partnership did not incur material amounts of intangible drilling and development costs, and accordingly its recapture is not expected to be material.

     Realized gains and losses generally must be recognized and reported in the year the sale occurs. Accordingly, each investor will realize and recognize his allocable share of gains and losses in his tax year within which the partnership properties are sold. Each investor's recognized allocable share of the net partnership 1231 gains or losses must be netted with that investor's individual section 1231 gains and losses recognized during the year in order to determine the character of such net gains or net losses under section 1231. Net gains will be treated as capital gains except to the extent recharacterized as ordinary income due to recapture and net losses will be treated as ordinary losses.

LIQUIDATION OF THE PARTNERSHIP

     After sale of its properties, the partnership's assets will consist solely of cash which it will distribute to its partners, including the investors, in complete liquidation. The partnership will not realize gain or loss upon such distribution of cash to its partners in liquidation. If the amount of cash distributed to an investor in liquidation is less than such investors's adjusted tax basis in his SDIs, the investor will realize and recognize a capital loss to the extent of the excess. If the amount of cash distributed is greater than such investor's adjusted tax basis in his SDIs, the investor will recognize a capital gain to the extent of the excess.

CAPITAL GAINS TAX

     Net long-term capital gains of individuals, trusts and estates generally will be taxed at a maximum rate of 20%, while ordinarily income, including income from the recapture of depletion, will be taxed at a maximum rate of 36% or 39.6%, depending on the taxpayer's taxable income. The amount of net capital losses, other than Section 1231 net losses that can be utilized to offset ordinary income will be limited to the sum of net capital gains from other sources recognized by the investor during the tax year, plus $3,000, or $1,500, in the case of a married individual filing a separate return. The excess amount of such net long-term capital loss may be carried forward and utilized in subsequent years subject to the same limitations. Corporations are taxed on net long-term capital gains at their ordinary Section 11 rates and are allowed to carry net capital losses back three years and forward five years.

PASSIVE LOSS LIMITATIONS

     Investors that are individuals, trusts, estates, or personal service corporations are subject to the passive activity loss limitations rules that were enacted as part of the Tax Reform Act of 1986.

     An investor's allocable share of partnership income, gain, loss, and deduction is treated as derived from a passive activity, except to the extent of partnership portfolio income, which includes interest, dividends, royalty income and gains from the sale of property held for investment purposes. An investor's allocable share of any gain realized on sale of partnership properties (other than gain from the sale of portfolio investments) will be characterized as passive activity income that may be offset by passive activity losses from other passive activity investments. Moreover, because the sale of properties and liquidation of the partnership will terminate the investor's interest in the passive activity, an investor's allocable share of any loss (i) previously realized as an investor in the partnership and suspended because of its passive characterization, (ii) realized on the liquidating sale of partnership properties, or (iii) realized by the investor upon liquidation of his partnership interest, will not be characterized as losses from a passive activity.

     THE FOREGOING DISCUSSION IS INTENDED TO BE A SUMMARY OF THE MATERIAL INCOME TAX CONSIDERATIONS OF THE SALE OF PROPERTIES AND LIQUIDATION. EACH INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR CONCERNING ITS PARTICULAR TAX CIRCUMSTANCES AND THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES TO IT OF THE SALE OF PROPERTIES AND THE LIQUIDATION OF THE PARTNERSHIP.

                           FORWARD-LOOKING STATEMENTS

     Some of the information included in this proxy statement, any attachments and the documents incorporated by reference contain forward-looking statements. Forward-looking statements use forward-looking terms such as "believe," "expect," "may," "intend," "will," "project," "budget," "should" or "anticipate" or other similar words. These statements discuss "forward-looking" information such as:

    o     future net revenues from production;

    o     estimations of oil and gas reserves;

    o     future cash distributions to investors in the partnership; and

    o amounts or ranges of net proceeds from sales of the partnership's assets.

     These forward-looking statements are based on assumptions that Swift believes are reasonable, but they are open to a wide range of uncertainties and business risks, including the following:

    o fluctuations of the prices received or demand for oil and natural gas over time;

    o     uncertainty of reserve estimates;

    o     operating hazards;

    o     unexpected substantial variances in capital requirements;

    o     environmental matters; and

    o     general economic conditions.

     Other factors that could cause actual results to differ materially from those anticipated are discussed in the partnership's periodic filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 1998.

     When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this proxy statement, any attachment and the documents incorporated by reference. Swift will not update these forward-looking statements unless the securities laws require Swift to do so.

                                  OTHER MATTERS

ACCOUNTANTS

     Representatives of Arthur Andersen LLP, the partnership's independent public accountants, are not expected to attend the meeting.

INCORPORATION BY REFERENCE

     All subsequent documents filed by the partnership prior to the meeting pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 are hereby incorporated by reference.

                                GLOSSARY OF TERMS

     The following abbreviations and terms have the indicated meanings when used in this proxy statement:

BEHIND-PIPE RESERVES - Proved reserves that will not contribute to cash flows until recompletion projects have been implemented to place them into production. The impact of these recompletion projects will also be limited until the costs of implementation have been recovered. In general, it is not appropriate to bring behind-pipe reserves into production until the formation that is currently producing has been depleted. Premature recompletions can lead to permanent reductions in a well's proved reserves.

MCF - Thousand cubic feet of gas.

MCFE - Thousand cubic feet of gas equivalent, which is determined using the ratio of one barrel of oil, condensate, or gas liquids to 6 Mcf of gas.

MMBTU - Million British thermal units, which is a heating equivalent measure for gas and is an alternate measure of gas reserves, as opposed to Mcf, which is strictly a measure of gas volumes. Typically, prices quoted for gas are designated as price per MMBtu, the same basis on which gas is contracted for sale.

NET PROFITS INTEREST - An interest in oil and gas property which entitles the owner to a specified percentage share of the gross proceeds generated by such property, net of aggregate operating costs. Under the NP/OR Agreement or Net Profits Agreement, a pension partnership receives a Net Profits Interest entitling it to a specified percentage of the aggregate gross proceeds generated by, less the aggregate operating costs attributable to, those depths of all producing properties acquired pursuant to such agreement that are evaluated at the respective dates of acquisition to contain proved reserves, to the extent such depths underlie specified surface acreage.

NON-DEVELOPED RESERVES - Reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Therefore, significant additional expenditures are usually required before undeveloped reserves can be produced.

NP/OR AGREEMENT OR NET PROFITS AGREEMENT - The form of Net Profits and Overriding Royalty Interest Agreement or Net Profits Agreement entered into between a pension partnership and an operating partnership pursuant to which a pension partnership acquired a Net Profits Interest, or in certain instances various overriding royalty interests, from the operating partnership in a group of producing properties. The working interest in such group of properties is held by the operating partnership.

PRODUCING PROPERTIES - Properties (or interests in properties) producing oil and gas in commercial quantities. Producing Properties include associated well machinery and equipment, gathering systems, storage facilities or processing installations or other equipment and property associated with the production and field processing of oil or gas. Interests in Producing Properties may include working interests, production payments, Royalty Interests, Overriding Royalty Interest, Net Profits Interests and other non-operating interests. Producing Properties may include gas gathering lines or pipelines. The geographical limits of a Producing Property may be enlarged or contracted on the basis of subsequently acquired geological data to define the productive limits of a reservoir, or as a result of action by a regulatory agency employing such criteria as the regulatory agency may determine.

PROVED PRODUCING RESERVES - Reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

PROVED RESERVES - Those quantities of crude oil, natural gas and natural gas liquids which, upon analysis of geologic and engineering data, appear with reasonable certainty to be recoverable in the future from known oil and gas reservoirs under existing economic and operating conditions. Proved Reserves are limited to those quantities of oil and gas which can be reasonably expected to be recoverable commercially at current prices and costs, under existing regulatory practices and with existing conventional equipment and operating methods.

PV-10 VALUE - The estimate future net revenue to be generated from the production of proved reserves discounted to present value using an annual discount rate of 10%. These amounts are calculated net of estimated production costs and future development costs, using prices and costs in effect as of a certain date, without escalation and without giving effect to non-property related expenses, such as general and administrative expenses, debt service, future income tax expense, or depreciation, depletion, and amortization.

WORKING INTEREST - The operating interest under an oil, gas and mineral lease or other property interest covering a specific tract or tracts of land. The owner of a working interest has the right to explore for, drill and produce the oil, gas and other minerals covered by such lease or other property interest and the obligation to bear the costs of exploration, development, operation or maintenance applicable to that owner's interest.

                                 OTHER BUSINESS

     Swift does not intend to bring any other business before the meeting and has not been informed that any other matters are to be presented at the meeting by any other person.

                                  SWIFT ENERGY COMPANY
                                  as Managing General Partner of the Partnership



                                  John R. Alden
                                  Secretary

                                  FORM OF PROXY
                  SWIFT ENERGY OPERATING PARTNERS 1993-B, LTD.


INVESTOR NUMBER:                           CONTROL NUMBER:
[Name and address of Investor]             As an alternative to completing this
                                           proxy, you may vote by telephone at
                                           1-800-353-9962 (Except Joint Tenants)

                                           To fax your signed proxy, our fax
                                           number is 281-874-2818

           THIS PROXY IS SOLICITED BY THE MANAGING GENERAL PARTNER FOR
                      A SPECIAL MEETING OF INTEREST HOLDERS
                        TO BE HELD ON FEBRUARY 29, 2000

     The undersigned hereby constitutes and appoints A. Earl Swift, Bruce H. Vincent, Terry E. Swift or John R. Alden, as duly authorized officers of Swift Energy Company, acting in its capacity as Managing General Partner of the partnership, or any of them, with full power of substitution and revocation to each, the true and lawful attorneys and proxies of the undersigned at a Special Meeting of Interest Holders of SWIFT ENERGY OPERATING PARTNERS 1993-B, LTD., to be held on February 29, 2000 at 4:00 p.m. Central Time, at 16825 Northchase Drive, Houston, Texas, and any adjournments thereof, and to vote as designated, on the matters specified below, the partnership SDIs standing in the name of the undersigned on the books of the partnership (or which the undersigned may be entitled to vote) on the record date for the meeting with all powers the undersigned would possess if personally present at the meeting:

1)    The adoption of a proposal for the sale of substantially all of          FOR           AGAINST          ABSTAIN
      the assets of the partnership and the winding up and
      dissolution of the partnership.  (Note: The asset sale and               [ ]            [ ]               [ ]
      the dissolution comprise a single proposal, and a vote in
      favor of the proposal will constitute a vote in favor of each of these matters.)
2)    The granting of authority to extend the solicitation period by           FOR           AGAINST          ABSTAIN
      postponing the meeting.                                                  [ ]            [ ]               [ ]


     THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF NO CONTRARY SPECIFICATION IS MADE, IT WILL BE VOTED FOR THE PROPOSALS.

     Receipt of the partnership's Notice of Special Meeting of Interest Holders and Proxy Statement dated January 12, 2000 is acknowledged.

                PLEASE SIGN AND RETURN THE PROXY IN THE ENCLOSED,
                POSTAGE-PAID, PRE-ADDRESSED ENVELOPE
                              BY FEBRUARY 24, 2000.

SIGNATURE                                              DATE
         ---------------------                             ---------------------
SIGNATURE                                              DATE
         ---------------------                             ---------------------

             JOINT TENANTS - TO VOTE, ALL TENANTS MUST SIGN A PROXY; THEREFORE PROXIES FROM JOINT TENANTS WILL ONLY BE ACCEPTED BY MAIL OR
   FAX. THIS WILL ENABLE SWIFT TO VERIFY THAT ALL TENANTS ARE IN CONCURRENCE.

                            VOTING INSTRUCTION SHEET

                              TO VOTE BY TELEPHONE
                               CALL 1-800-353-9962




                     It's fast, convenient and your vote is
                       immediately confirmed and posted.


FOLLOW THE 6 EASY STEPS:

    1.    Read the accompanying proxy statement.
    2.    Using a touch-tone telephone call the toll-free phone number.
    3.    Follow the simple instructions.
    4. Enter your 5-digit INVESTOR NUMBER, which is shaded in gray on the upper left of your Proxy above your name.
    5. Enter your 5-digit CONTROL NUMBER, which is located in the gray shaded box in the upper right corner of your Proxy.
    6.    Enter your votes.

IF YOU OWN AN INTEREST IN MULTIPLE PARTNERSHIPS, PLEASE VOTE FOR THE PROPOSALS IN ALL PARTNERSHIPS YOU OWN.

                             MAKE YOUR VOTE COUNT!!
                                 AND REMEMBER...
               DO NOT RETURN YOUR PROXY IF YOU VOTED BY TELEPHONE.

              IF YOU DO NOT VOTE BY PHONE, YOU MAY INSTEAD FAX YOUR
                  SIGNED PROXY TO OUR FAX NUMBER, 281-874-2818.

                                February 4, 1999




Swift Energy Company
16825 Northchase Drive, Suite 400
Houston, Texas 77060

                                  SWIFT ENERGY OPERATING PARTNERS 1993-B, LTD. 98-003-140

Gentlemen:

At your request, we have made an audit of the reserves and future net cash flow as of December 31, 1998, prepared by Swift Energy Company ("Swift") for certain interests owned by the limited partners in Swift Energy Operating Partners 1993-B, Ltd. This audit has been conducted according to the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserve Information approved by the Board of Directors of the Society of Petroleum Engineers on October 30, 1979. We have reviewed these properties and where we disagreed with the Swift reserve estimates, Swift revised its estimates to be in agreement. Consequently, we agree in the aggregate with the net reserve estimates. The estimated net reserves, future net cash flow, and discounted future net cash flow are summarized by reserve category as follows:


                                            Estimated                                   Estimated
                                          Net Reserves                             Future Net Cash Flow
                                  -------------------------------            ------------------------------
                                    Oil &                                                          Discounted
                                 Condensate                Gas                                       at 10%
                                  (Barrels)               (Mcf)              Nondiscounted          Per Year
                                -------------         -------------         --------------        ------------

Proved Developed                   162,248                 899,494         $     2,078,484        $    1,251,311

Proved Undeveloped                  53,232                 496,049         $     1,064,783        $      665,611
                                -------------        --------------        ---------------        --------------
TOTAL PROVED                       215,480               1,395,543         $     3,143,267        $    1,916,922

G & A                                                                     ($       396,052)      ($      242,371)
                                -------------        --------------         --------------        --------------
TOTAL                              215,480               1,395,543         $     2,747,215        $    1,674,551

The discounted future net cash flow is not represented to be the fair market value of these reserves, and the estimated reserves included in this report have not been adjusted for uncertainty.

The estimated future net cash flow shown is that cash flow which will be realized from the sale of the production from estimated net reserves after deduction of royalties, ad valorem and production taxes, direct operating costs, and required capital expenditures, when applicable. Surface and well equipment salvage values, and well plugging and field abandonment costs have not been considered in the cash flow projections. Future net cash flow as stated in this report is before the deduction of state or federal income tax.

In the economic projections, prices, operating costs, and development costs remain constant for the projected life of each lease.

For those wells with sufficient production history, reserve estimates and rate projections are based on the extrapolation of established performance trends. Reserves for other producing and nonproducing properties have been estimated from volumetric calculations and analogy with the performance of comparable wells. The reserves included in this study are estimates only and should not be construed as exact quantities. Future conditions may affect recovery of estimated reserves and cash flow, and all categories of reserves may be subject to revision as more performance data become available. The proved reserves in this report conform to the applicable definitions contained in the Securities and Exchange Commission Regulation S-X, Rule 4-10(a). The definitions are included in part as Attachment I.

Extent and character of ownership, oil and gas prices, production data, direct operating costs, capital expenditure estimates, and other data provided by Swift have been accepted as represented. The production data available to us were through the month of October 1998 except in those instances in which data were available through December. Interim production to December 31, 1998 has been estimated. No independent well tests, property inspections, or audits of operating expenses were conducted by our staff in conjunction with this study. We did not verify or determine the extent, character, obligations, status, or liabilities, if any, arising from any current or possible future environmental liabilities that might be applicable.

In order to audit the reserves, costs, and future cash flows shown in this report, we have relied in part on geological, engineering, and economic data furnished by our client. Although we have made a best efforts attempt to acquire all pertinent data and to analyze it carefully with methods accepted by the petroleum industry, there is no guarantee that the volumes of oil or gas, or the cash flows projected will be realized.

Production rates may be subject to regulation and contract provisions and may fluctuate according to market demand or other factors beyond the control of the operator. The reserve and cash flow projections presented in this report may require revision as additional data become available.

We are unrelated to Swift and we have no interest in the properties included in the information reviewed by us. In particular:

    1. We do not own a financial interest in Swift or its oil and gas properties.

    2.    Our fee is not contingent on the outcome of our work or report.

    3.    We  have  not  performed   other   services  for  or  have  any  other
          relationship with Swift that would affect our independence.

If investments or business decisions are to be made in reliance on these estimates by anyone other than our client, such person with the approval of our client is invited to visit our offices at his expense so that he can evaluate the assumptions made and the completeness and extent of the data available on which our estimates are based.

Any distribution or publication of this report or any part thereof must include this letter in its entirety.

                                      Yours very truly,

                                      H.J. GRUY AND ASSOCIATES, INC.


                                      /s/ James H. Hartsock
                                      ------------------------------------------
                                      James H. Hartsock, PhD, PE
                                      Executive Vice President